FINANCING AND SECURITY AGREEMENT

                                 by and among

                             CHATWINS GROUP, INC.

                                 as Borrower

                                     and

                              NATIONSBANK, N.A.,

                                  as Lender

                        Dated as of:  October 30, 1998
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                              TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS........................................................1
     Section 1.1 Certain Defined Terms.......................................1
     Section 1.2 Accounting Terms and Other Definitional Provisions.........22

ARTICLE 2 THE CREDIT FACILITIES.............................................23
     Section 2.1 The Revolving Credit Facility..............................23
          2.1.1 Revolving Credit Facility...................................23
          2.1.2 Procedure for Making Advances Under the Revolving Loan;
                    Lender Protection Loans.................................23
          2.1.3 Borrowing Base..............................................24
          2.1.4 Borrowing Base Report.......................................24
          2.1.5 Revolving Credit Note.......................................25
          2.1.6 Mandatory Prepayments of Revolving Loan.....................25
          2.1.7 Optional Prepayments of Revolving Loan......................25
          2.1.8 The Collateral Account......................................25
          2.1.9 Revolving Loan Account......................................26
          2.1.10 Revolving Credit Unused Line Fee...........................27
          2.1.11 Early Termination Fee......................................27
          2.1.12 Required Availability under the Revolving Credit Facility..27
          2.1.13 Elimination of Special Availability Loans..................28
     Section 2.2 The Letter of Credit Facility..............................28
          2.2.1 Letters of Credit...........................................28
          2.2.2 Letter of Credit Fees.......................................28
          2.2.3 Terms of Letters of Credit; Post-Expiration Date
                    Letters of Credit.......................................28
          2.2.4 Procedures for Letters of Credit............................29
          2.2.5 Payments of Letters of Credit...............................29
          2.2.6 Change in Law; Increased Cost...............................31
          2.2.7 General Letter of Credit Provisions.........................31
          2.2.8 Actions in Respect of the Letters of Credit.................32
          2.2.9 Letter of Credit Cash Collateral Account....................33
     Section 2.3 Interest...................................................34
          2.3.1 Applicable Interest Rates...................................34
          2.3.2 Selection of Interest Rates.................................34
          2.3.3 Inability to Determine LIBOR Base Rate......................36
          2.3.4 Indemnity...................................................36
          2.3.5 Payment of Interest.........................................37
     Section 2.4 General Financing Provisions...............................37
          2.4.1 Lender Authorizations.......................................37
          2.4.2 Use of Proceeds of the Loans................................37
          2.4.3 Closing Fee.................................................37
          2.4.4 Collateral Management Fee...................................37
          2.4.5 Computation of Interest and Fees............................38
          2.4.6 Payments....................................................38
          2.4.7 Liens; Setoff...............................................38
          2.4.8 Requirements of Law.........................................38
          2.4.9 Funds Transfer Services.....................................39

ARTICLE 3 THE COLLATERAL....................................................40
     Section 3.1 Debt and Obligations Secured...............................40
     Section 3.2 Grant of Liens.............................................40
     Section 3.3 Collateral Disclosure List.................................40
     Section 3.4 Personal Property..........................................40
          3.4.1 Instruments and Chattel Paper, Promissory Notes, etc........41
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     Section 3.5 Record Searches............................................41
     Section 3.6 Costs......................................................41
     Section 3.7 Release....................................................42
     Section 3.8 Inconsistent Provisions....................................42
ARTICLE 4 REPRESENTATIONS AND WARRANTIES....................................42
     Section 4.1 Representations and Warranties.............................42
          4.1.1 Subsidiaries................................................42
          4.1.2 Good Standing...............................................42
          4.1.3 Power and Authority.........................................42
          4.1.4 Binding Agreements..........................................43
          4.1.5 No Conflicts................................................43
          4.1.6 No Defaults, Violations.....................................43
          4.1.7 Compliance with Laws........................................43
          4.1.8 Margin Stock................................................43
          4.1.9 Investment Company Act; Margin Securities...................44
          4.1.10 Litigation.................................................44
          4.1.11 Financial Condition of Borrower............................44
          4.1.12 Proforma Financial Statements..............................45
          4.1.13 Full Disclosure............................................45
          4.1.14 Solvency...................................................45
          4.1.15 Indebtedness for Borrowed Money............................45
          4.1.16 Taxes......................................................45
          4.1.17 ERISA......................................................46
          4.1.18 Title to Properties........................................46
          4.1.19 Patents, Trademarks, Etc...................................46
          4.1.20 Employee Relations.........................................46
          4.1.21 Presence of Hazardous Materials or Hazardous Materials
                     Contamination..........................................47
          4.1.22 Perfection and Priority of Collateral......................47
          4.1.23 Places of Business and Location of Collateral..............47
          4.1.24 Business Names and Addresses...............................47
          4.1.25 Inventory..................................................47
          4.1.26 Accounts...................................................48
          4.1.27 Compliance with Eligibility Standards......................48
          4.1.28 Year 2000 Compliance.......................................48
     Section 4.2 Survival; Updates of Representations and Warranties........49

ARTICLE 5 CONDITIONS PRECEDENT..............................................49
     Section 5.1 Conditions to the Initial Advance and Initial
               Letter of Credit.............................................49
          5.1.1 Organizational Documents....................................49
          5.1.2 Opinion of Borrower's Counsel...............................49
          5.1.3 Consents, Licenses, Approvals, Etc..........................50
          5.1.4 Notes.......................................................50
          5.1.5 Financing Documents and Collateral..........................50
          5.1.6 Other Financing Documents...................................50
          5.1.7 Other Documents, Etc........................................50
          5.1.8 Payment of Fees.............................................50
          5.1.9 Collateral Disclosure List..................................50
          5.1.10 Recordings and Filings.....................................50
          5.1.11 Insurance Certificate......................................51
          5.1.12 Landlord's Waivers.........................................51
          5.1.13 Bailee Acknowledgments.....................................51
          5.1.14 Field Examination; Appraisal...............................51
          5.1.15 Proforma Balance Sheet and Projections.....................51
          5.1.16 Material Adverse Change....................................51
          5.1.17 Collateral Account, Lockbox, etc...........................51
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          5.1.18 Minimum Required Availability at Closing...................51
          5.1.19 Indenture Maximum Amount...................................52
          5.1.20 Year 2000 Plan.............................................52
          5.1.21 Completion of Schedules....................................52
     Section 5.2 Conditions to all Extensions of Credit.....................52
          5.2.1 Borrowing Base; Other Conditions............................52
          5.2.2 Default.....................................................52
          5.2.3 Representations and Warranties..............................52
          5.2.4 Legal Matters...............................................53
          5.2.5 Adverse Change..............................................53

ARTICLE 6 COVENANTS OF THE BORROWER.........................................53
     Section 6.1 Affirmative Covenants......................................53
          6.1.1 Financial Statements........................................53
          6.1.2 Reports to SEC and to Stockholders..........................54
          6.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc.54
          6.1.4 Legal Existence.............................................55
          6.1.5 Compliance with Laws........................................56
          6.1.6 Preservation of Properties..................................56
          6.1.7 Line of Business............................................56
          6.1.8 Insurance...................................................56
          6.1.9 Taxes.......................................................56
          6.1.10 ERISA......................................................57
          6.1.11 Notification of Events of Default and Adverse Developments.57
          6.1.12 Hazardous Materials; Contamination.........................58
          6.1.13 Disclosure of Significant Transactions.....................58
          6.1.14 Financial Covenants........................................59
          6.1.15 Collection of Receivables..................................59
          6.1.16 Assignments of Receivables.................................59
          6.1.17 Government Accounts........................................60
          6.1.18 Inventory..................................................60
          6.1.19 Defense of Title and Further Assurances....................60
          6.1.20 Business Names; Locations..................................61
          6.1.21 Subsequent Opinion of Counsel as to Recording Requirements.61
          6.1.22 Use of Premises and Equipment..............................61
          6.1.23 Protection of Collateral...................................61
          6.1.24 Year 2000 Compliance.......................................62
          6.1.25 Retention of Investment Banking Firm.......................62
     Section 6.2 Negative Covenants.........................................62
          6.2.1 Merger, Acquisition or Sale of Assets.......................62
          6.2.2 Subsidiaries................................................62
          6.2.3 Purchase or Redemption of Securities, Dividend Restrictions.62
          6.2.4 Indebtedness................................................63
          6.2.5 Investments, Loans and Other Transactions...................63
          6.2.6 Stock of Subsidiaries.......................................64
          6.2.7 Liens.......................................................64
          6.2.8 Disposition of Assets.......................................64
          6.2.9 Transactions with Affiliates................................65
          6.2.10 Other Business.............................................65
          6.2.11 ERISA Compliance...........................................65
          6.2.12 Prohibition on Hazardous Materials.........................65
          6.2.13 Method of Accounting; Fiscal Year..........................65
          6.2.14 Compensation...............................................65
          6.2.15 Transfer of Collateral.....................................66
          6.2.16 Sale and Leaseback.........................................66
          6.2.17 Capital Expenditures.......................................66
          6.2.18 Amendments to Indenture....................................66
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ARTICLE 7 DEFAULT AND RIGHTS AND REMEDIES...................................67
     Section 7.1 Events of Default..........................................67
          7.1.1 Failure to Pay..............................................67
          7.1.2 Breach of Representations and Warranties....................67
          7.1.3 Failure to Comply with Certain Covenants....................67
          7.1.4 Failure to Comply with Other Covenants......................67
          7.1.5 Default Under Other Financing Documents or Obligations......67
          7.1.6 Receiver; Bankruptcy........................................67
          7.1.7 Involuntary Bankruptcy, etc.................................68
          7.1.8 Judgment....................................................68
          7.1.9 Execution; Attachment.......................................68
          7.1.10 Default Under Indenture....................................68
          7.1.11 Default Under Other Borrowings.............................68
          7.1.12 Challenge to Agreements....................................69
          7.1.13 Material Adverse Change....................................69
          7.1.14 Change in Control..........................................69
          7.1.15 Liquidation, Termination, Dissolution, etc.................69
          7.1.16 Criminal Proceedings.......................................69
          7.1.17 Guaranty Agreement; Collateral Assignment of
                    Life Insurance..........................................69
          7.1.18 Required Availability......................................70
     Section 7.2 Remedies...................................................70
          7.2.1 Acceleration................................................70
          7.2.2 Further Advances............................................70
          7.2.3 Uniform Commercial Code.....................................70
          7.2.4 Specific Rights With Regard to Collateral...................71
          7.2.5 Application of Proceeds.....................................72
          7.2.6 Performance by Lender.......................................72
          7.2.7 Other Remedies..............................................72
ARTICLE 8 MISCELLANEOUS.....................................................73
     Section 8.1 Notices....................................................73
     Section 8.2 Amendments; Waivers........................................73
     Section 8.3 Cumulative Remedies........................................74
     Section 8.4 Severability...............................................75
     Section 8.5 Assignments by Lender......................................75
     Section 8.6 Successors and Assigns.....................................75
     Section 8.7 Continuing Agreements......................................75
     Section 8.8 Enforcement Costs..........................................76
     Section 8.9 Applicable Law; Jurisdiction...............................76
          8.9.1 Applicable Law..............................................76
          8.9.2 Jurisdiction................................................76
          8.9.3 Consent to Service of Process...............................76
     Section 8.10 Duplicate Originals and Counterparts......................77
     Section 8.11 Headings..................................................77
     Section 8.12 No Agency.................................................77
     Section 8.13 Date of Payment...........................................77
     Section 8.14 Entire Agreement..........................................77
     Section 8.15 Waiver of Trial by Jury...................................77
     Section 8.16 Liability of the Lender...................................78

NOTE: PAGE REFERENCES IN THIS TABLE OF CONTENTS RELATED TO THE ACTUAL EXECUTION DOCUMENT AND NOT THE ELECTRONICALLY FILED EXHIBIT AS FILED HEREIN.
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                                   EXHIBITS

Exhibit "A"-- FORM OF BORROWING BASE REPORT

Exhibit "B"-- FORM OF REVOLVING CREDIT NOTE

Exhibit "C"-- WIRE TRANSFER PROCEDURES

Exhibit "D"-- FORM OF COMPLIANCE CERTIFICATE

Exhibit "E-1"-- LANDLORD WAIVER

Exhibit "E-2"-- BAILEE WAIVER

Exhibit "F"-- FORM OF GUARANTY AGREEMENT

Exhibit "G"-- FORM OF COLLATERAL ASSIGNMENT OF LIFE INSURANCE
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                                  SCHEDULES

Schedule 1.1(n)-- Permitted Foreign Account Debtors

Schedule 4.1.6-- Defaults Under Indenture

Schedule 4.1.15-- Indebtedness for Borrowed Money

Schedule 4.1.20-- Employee Relations

Schedule 4.1.23-- Liens

Schedule 6.2.4-- Indebtedness

Schedule 6.2.5-- Investments

Schedule 6.2.9-- Affiliate Transactions

Schedule 6.2.14-- Compensation


                       FINANCING AND SECURITY AGREEMENT

     THIS FINANCING AND SECURITY AGREEMENT is made as of this 30th day of October, 1998, by and between CHATWINS GROUP, INC., a Delaware corporation ("Borrower"), and NATIONSBANK, N.A., a national banking association (the "Lender").

                                   RECITALS

     A. The Borrower has applied to the Lender for credit facilities consisting of a revolving credit facility in the maximum principal amount of $40,000,000, including the Letter of Credit Obligations (as defined below) which shall not exceed $5,000,000 in the aggregate, all to be used by the Borrower for the Permitted Uses described in this Agreement.

     B. The Lender is willing to make those credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                            ARTICLE 1  DEFINITIONS

     Section 1.1    Certain Defined Terms.

     As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

          "Account" individually and "Accounts" collectively mean all accounts now owned or hereafter created or acquired by Borrower, including, without limitation, all of the following now owned or hereafter created or acquired by
Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower arising from the sale,
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lease or exchange of goods or other property and/or the performance of services; (b) Borrower's rights in, to and under all purchase orders for goods, services or other property; (c) Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers" rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services, including the right to payment of any interest or finance charges with respect thereto (whether or not yet earned by performance on the part of Borrower); (e) uncertificated securities; and (f) letters of credit securing or providing for payment of any of the foregoing.

          "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

          "Adjusted Special Availability Amount" means, as at any time, an amount equal to (i) from January 31, 1999, through June 1, 1999, the lesser of
(A) the Guarantor Pledge Amount then in effect, and (B) the Special Availability Amount then in effect, (ii) from January 31, 2000, through June 1, 2000, the lesser of (A) the Guarantor Pledge Amount then in effect, and (B) the Special Availability Amount then in effect, and (iii) at all other times, the Special Availability


Amount then in effect.

          "Affiliate" means, with respect to any designated Person, any other Person, (i) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (iii) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

          "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time in writing in accordance with the provisions of Section 8.2 of this Agreement.

          "Applicable Interest Rate" means (i) the LIBOR Rate, or (ii) the Base Rate.

          "Applicable Base Rate Margin" means (i) with respect to Base Rate Loans consisting of Special Availability Loans, 0.50% per annum, and (ii) with respect to all other Base Rate Loans, 0.00% per annum.

          "Applicable LIBOR Margin" means (i) with respect to LIBOR Loans consisting of Special Availability Loans, 2.75% per annum, and (ii) with respect to all other LIBOR Loans, 2.00% per annum.

          "Applicable Margin" means (i) with respect to Base Rate Loans, the Applicable Base Rate Margin, and (ii) with respect to LIBOR Loans, the
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Applicable LIBOR Margin.

          "Asset Disposition" means the disposition of any or all of the Assets of the Borrower or any Subsidiary of the Borrower, whether by sale, lease, transfer or other disposition (including any such disposition effected by way of merger or consolidation) other than sales of Inventory in the ordinary course of business.

          "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

          "Bailee Waiver" means a bailee estoppel letter substantially in the form attached hereto as Exhibit "E-2" and incorporated herein by reference.

          "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time, and any successor Laws.

          "Base Rate" means the sum of (i) the greater of (A) the Prime Rate, and (B) the rate which is 0.5% in excess of the Federal Funds Rate plus (ii) the Applicable Margin.

          "Base Rate Loan" means any Loan for which interest is to be computed with reference to the Base Rate.



          "Borrower" means the "Borrower" described in the preamble of this Agreement.

          "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing Base).

          "Borrowing Base Deficiency" has the meaning described in Section
2.1.3 (Borrowing Base).

          "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Maryland are authorized or required to close.

          "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

          "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

          "Cash Equivalents" means (a) securities with maturities of nine (9) months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of nine (9) months or less from the date of acquisition of, or moneymarket accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having
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capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00)
or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender, (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of nine (9) months or less from the date of acquisition, and (d) repurchase obligations with a term of not more than seven
(7) days for underlying securities of the types described in clause (a) or deposits of the type described in clause (b) above entered into with a bank meeting the qualifications described in clause (b) above.

          "Change of Control" means, as at any date, the ceasing of Charles E. Bradley, Sr. and John G. Poole, or any trust or partnership established for estate planning purposes of which Charles E. Bradley, Sr. or John G. Poole, or any Immediate Family Member of Charles E. Bradley, Sr. or John G. Poole is a beneficiary (and over which Charles E. Bradley, Sr., John G. Poole, Kimball Bradley or Stanwich Partners, Inc. retains sole voting power and control), to have beneficial ownership or control of greater than fifty percent (50%) or more of the combined voting power or economic benefit, on a fully-diluted basis, of the then outstanding common stock of the Borrower entitled to vote generally in the election of directors of the Borrower.

          "Closing Date" means October 30, 1998, or such later Business Day on which the Lender shall be satisfied that the conditions precedent set forth in
Section 5.1(Conditions to the Initial Advance and Initial Letter of Credit.) have been fulfilled.



          "Closing Fee" has the meaning described in Section 2.4.3 (Closing
Fee).

          "Collateral" means all property of the Borrower subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

          "Collateral Account" has the meaning described in Section 2.1.8 (The Collateral Account).

          "Collateral Assignment of Life Insurance Policy" means, if it is executed, the Collateral Assignment of Life Insurance Policy executed by Charles E. Bradley,Sr., with respect to the Guarantor Policy, substantially in the form attached hereto as Exhibit "G" and incorporated herein by reference.

          "Collateral Disclosure List" has the meaning described in Section
3.3 (Collateral Disclosure List).

          "Collateral Management Fee" and "Collateral Management Fees" have the meanings described in Section 2.4.4 (Collateral Management Fee).

          "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.
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          "Commitment" means the Revolving Credit Commitment or the Letter of
Credit Commitment, as the case may be, and "Commitments" means the collective reference to the Revolving Credit Commitment and the Letter of Credit Commitment.

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b)or (c) of the Internal Revenue Code.

          "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

          "Copyrights" means collectively all of the following:

          (a)all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications now owned or hereafter created or acquired by Borrower;

          (b)all renewals of any of the foregoing;

          (c)all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

          (d)the right to sue for past, present and future infringements of any of the foregoing; and

          (e)all rights corresponding to any of the foregoing throughout the world.



          "Copyright License" means any written agreement now or hereafter in existence granting to the Borrower any right to use any Copyright, as may be amended,modified or supplemented from time to time.

          "Credit Facility" means the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility and all other credit facilities now or hereafter extended under or secured by this Agreement.

          "Current Letter of Credit Obligations" shall have the meanings described in Section 2.2.5 (Payments of Letters of Credit) of this Agreement.

          "Default" means an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

          "Depository Account" means one or more depository accounts established by the Borrower at such banks or other financial institutions as are acceptable to the Lender or at a centrally located bank or financial institution.

          "Documents" means all documents or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower, including,without limitation, all bills of lading, dock warrants, dock
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receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Domestic Subsidiary" means a Subsidiary organized under the laws of any jurisdiction in the United States.

          "Early Termination Fee" has the meaning described in Section 2.1.11 (Early Termination Fee).

          "EBITDA" means as to the Borrower and its Domestic Subsidiaries for any period of determination thereof, and excluding any amounts related to foreign Subsidiaries, the sum of (a) income before equity income (or loss) from Affiliates, plus (b) interest expense and income tax provisions for such period,plus (c) depreciation and amortization of assets for such period.

          "Eligible Inventory" means the collective reference to all Inventory of the Borrower held for sale in the ordinary course of business, valued at the lowest of (i) the net purchase cost or net manufacturing cost or (ii) prevailing market value, excluding, however, any Inventory which consists of:

          (a)any Inventory located outside of the United States;

          (b)any Inventory located outside of a jurisdiction in which the Lender has perfected the Liens of the Lender under this Agreement by filing in that jurisdiction, free and clear of all other Liens;

          (c)any Inventory not in the actual possession of the Borrower, or any Inventory which is in transit to or from the Borrower, except to the extent provided in subsection (d) below;

          (d)any Inventory in the possession of a bailee, warehouseman, consignee or similar third party, except to the extent that such bailee,


warehouseman,consignee or similar third party has entered into an agreement with the Lender in which such bailee, warehouseman, consignee or similar third party consents and agrees to the Lender's Lien on such Inventory and to such other terms and conditions as may be reasonably required by the Lender;

          (e)any Inventory located on premises leased or rented to the Borrower or otherwise not owned by the Borrower, unless the Lender has received a waiver and consent from the lessor, landlord and/or owner in the form of Exhibit "E-1"hereto or otherwise, in form and substance reasonably satisfactory to the Lender and from any mortgagee of such lessor, landlord or owner to the extent required by the Lender;

          (f)any Inventory the sale or other disposition of which has given rise to a Receivable;

          (g)any Inventory which fails to meet all standards and requirements imposed by any Governmental Authority over such Inventory or its production, storage, use or sale;

          (h)except to the extent otherwise agreed in writing by Lender, work-in-process,displays, packaging and promotional materials;
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          (i)any Inventory as to which the Lender determines in the exercise of its Good Faith discretion is not in good condition or is defective, unmerchantable, post-seasonal, slow moving or obsolete; and

          (j)any Inventory which the Lender in exercise of its Good Faith discretion has deemed to be ineligible because the Lender considers the collateral value to the Lender to be impaired or its ability to realize such value to be insecure.

In the event of any dispute under the foregoing criteria, as to whether Inventory is, or has ceased to be, Eligible Inventory, the decision of the Lender in the Good Faith exercise of its discretion shall control.

          "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the collective reference to the unpaid portion of each Account (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) in United States Dollars by the Borrower, provided each Account conforms and continues to conform to the following criteria to the satisfaction of the Lender,in its the exercise of its Good Faith discretion:

          (a)the Account arose in the ordinary course of the Borrower's business from a bona fide outright sale of Inventory by the Borrower or from services performed by the Borrower and (i) (A) except with respect to Permitted Bill and Hold Accounts, such Inventory has been delivered to the appropriate Account Debtors or their respective designees, (B) except with respect to Permitted Bill and Hold Accounts, the Borrower has in its possession shipping receipts evidencing such shipment, and (C) no return, rejection, or repossession has occurred or (ii) such services have been completed (or, with respect to Accounts arising from contracts of the Borrower that contemplate milestone payments, have been rendered to the extent necessary under such contracts to create a valid and binding unconditional obligation of the Account Debtor for payment of the portion of account included in the computation of Eligible Accounts) in a manner consistent with the agreement with the Account Debtor;

          (b)the Account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the Account payable by the Account Debtor;

          (c)the Account is based upon an enforceable order or contract, written or oral,for Inventory shipped or for services performed, and the same were shipped(except with respect to Permitted Bill and Hold Sales) or performed in accordance with such order or contract;

          (d)if the Account arises from the sale of Inventory, the Inventory the sale of which gave rise to the Account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis (except with respect to Permitted Bill and Hold Sales), a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

          (e)if the Account arises from the performance of services, such services have been fully rendered (or, with respect to Accounts arising from contracts of the Borrower that contemplate milestone payments, have been rendered to the extent necessary under such contracts to create a valid and binding unconditional obligation of the Account Debtor for payment of the portion of account included in the computation of Eligible Accounts) and do not relate to any warranty claim or obligation;

          (f)the Account is evidenced by an invoice or other documentation in form acceptable to the Lender, dated no later than the date of shipment in the case of the sale of goods (other than Permitted Bill and Hold Sales), or dated promptly (but in no event later than the last day of the Borrower's billing cycle during which the services were completed) after completion of the performance of services, and containing only terms normally offered by the Borrower;

          (g)the amount shown on the books of the Borrower and on any invoice, certificate,schedule or statement delivered to the Lender is owing to the Borrower and no partial payment has been received unless reflected with that delivery;

          (h)the Account is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than thirty (30) days after the invoice date;

          (i)the Account is not owing by any Account Debtor for which fifty percent (50%)or more of such Account Debtor's other Accounts due to the Borrower are non-Eligible Receivables;

          (j)the Account is not owing by an Account Debtor or a group of affiliated Account Debtors to the Borrower whose then existing Accounts owing to the Borrower individually exceed in aggregate face amount twenty percent (20%) of the Borrower's total Eligible Receivables;

          (k)the Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the Account arose;

          (l)the Account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim,dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty, provided, however, that if such Account otherwise meets the conditions for inclusion among the Eligible Receivables, such Account, minus the amount of the offset, claim, deduction,counterclaim, dispute or defense, may be included among the Eligible Receivables;

          (m)the Account Debtor is not a Subsidiary or Affiliate of the Borrower or an employee, officer, director or shareholder of the Borrower or any Subsidiary or Affiliate of the Borrower, provided, however, that Eligible Receivables may include at any time up to $500,000 of Accounts arising from sales by (i) the Auto-Lok division of the Borrower to Stanwich Acquisition Corp., doing business as King-Way Material Handling Company, or (ii) the CP Industries division of the Borrower to NPS Acquisition Corp., in each case so long as such Accounts would otherwise meet the conditions for inclusion among Eligible Receivables;

          (n)the Account Debtor is not incorporated or primarily conducting business in any jurisdiction outside of the United States of America or Canada (other than the Account Debtors set forth in Schedule 1.1(n) attached hereto and made a part hereof) unless the Account Debtor's obligations with respect to such Account are secured by a letter of credit, guaranty or banker's acceptance having terms and from such issuers and confirmation banks as are acceptable to the Lender in its sole and absolute discretion;

          (o)the Account Debtor with respect to such Account is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind;

          (p)the Account Debtor is not a Governmental Authority, unless the Borrower has complied with the Federal Assignment of Claims Act or any comparable state statute or regulation;

          (q)the Borrower is not indebted in any manner to the Account Debtor (as creditor,lessor, supplier or otherwise), with the exception of customary credits, warranty obligations, adjustments and/or discounts given to an Account Debtor by the Borrower in the ordinary course of its business, provided, however, that if such Account otherwise meets the conditions for inclusion among the Eligible Receivables, such Account, minus the amount of such indebtedness, may be included among the Eligible Receivables;

          (r)the Account does not arise from services under or related to any warranty obligation of the Borrower or out of service charges, finance charges or other fees for the time value of money;

          (s)the Account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit unless the original of such chattel paper,instrument or letter of credit has been transferred, assigned and/or pledged to the Lender in a manner satisfactory to the Lender as security for the Obligations;

          (t)the title of the Borrower to the Account is absolute and is not subject to any Lien (other than in favor of the Lender);



          (u)the Borrower has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the Account to the Lender as security and collateral for the payment of the Obligations;

          (v)the Account is subject to a Lien in favor of the Lender, which Lien is perfected as to the Account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

          (w)the Inventory giving rise to the Account was not, at the time of the sale thereof, subject to any Lien, except those in favor of the Lender;

          (x)the Account Debtor is located in Minnesota, unless the Borrower shall have properly qualified to do business in Minnesota or shall have filed a Notice of Business Activities Report with the Minnesota Division of Taxation for the then current year, provided, however, that Eligible Receivables may include at anytime up to $250,000 of Accounts arising from sales to Account Debtors located in Minnesota, so long as such Accounts would otherwise meet the conditions for inclusion among Eligible Receivables;

          (y)the Account Debtor is located in New Jersey, unless the Borrower shall have properly qualified to do business in New Jersey or shall have filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year;

          (z)the Account Debtor is located in any other jurisdiction which requires that the Borrower, in order to sue any Person in such jurisdiction's courts, either(i) qualify to do business in such jurisdiction, or (ii) file a report with taxation division of such jurisdiction for the then current year, unless the Borrower shall have fulfilled either of such requirements for the then current year with respect to such jurisdiction; and

          (aa)the Lender in the Good Faith exercise of its discretion has not deemed the Account ineligible because of uncertainty as to the credit worthiness of the Account Debtor or because the Lender considers the collateral value of such Account to the Lender to be impaired or its ability to realize such value to be insecure.

In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the Good Faith exercise of its discretion shall control.

          "Enforcement Costs" means all reasonable out-of-pocket expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, and (b) the creation, perfection,collection, maintenance, preservation, defense, protection, realization upon,disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation,those costs and expenses more specifically enumerated in Section 3.6 (Costs)and/or Section 8.8 (Enforcement Costs).

          "Equipment" means all equipment, machinery, computers, chattels, tools, parts,machine tools, furniture, furnishings, fixtures and supplies of every nature,presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation,use and/or disposition of the same, together with all Accounts, Chattel Paper,Instruments and other consideration received by the Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

          "Equity" means, at any date as to the Borrower and its Subsidiaries, the total of capital stock (except treasury stock and net of any note receivable received upon the issuance of any shares of capital stock) and contributed capital, as determined on a consolidated basis in accordance with GAAP consistently applied,after eliminating all intercompany items.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business(including dealings in United States Dollar deposits) in London, England.

          "Eurodollar Lending Office" means with respect to the Lender such branch or office of the Lender or an Affiliate of the Lender designated by the Lender, as applicable, from time to time as the branch or office at which the LIBOR Loans are to be made or maintained.

          "Event of Default" has the meaning described in ARTICLE 7.

          "Excess Cash Flow" means, with respect to the Borrower and its Domestic Subsidiaries, for any period, an amount equal to EBITDA for such period minus the sum of (1) principal, interest and other payments on Indebtedness for Borrowed Money, (2) non-financed Capitalized Expenditures, and (3) cash income taxes paid for such period.

          "Federal Funds Rate" means for any day of determination, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or,if such day is not a Business Day, by the Federal Reserve Bank for the next preceding Business Day) by the Federal Reserve Bank of Richmond, Virginia or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Lender from three(3) Federal funds brokers of recognized standing selected by the Lender.

          "Fees" means the collective reference to each fee payable to the Lender, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Unused Line Fees,the Letter of Credit Fees, the Early Termination Fee, the Closing Fee, and the Field Examination Fees.

          "Financial Institution" means any bank, finance company or other Person or Governmental Authority which in the ordinary course of business makes or purchases interests in commercial credit facilities.


          "Financing Documents" means, at any time, collectively this Agreement, the Notes,the Guaranty Agreement, the Collateral Assignment of Life Insurance, the Security Documents, the Letter of Credit Documents, the Post Closing Agreement and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any guarantor and/or any other Person,singly or jointly with another Person or Persons, evidencing, securing,guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Credit Facilities, and/or any of the Obligations.

          "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Domestic Subsidiaries for the period of any determination thereof, the ratio of(a) EBITDA minus cash income tax paid for such period, minus non-financed Capital Expenditures, to (b) Fixed Charges.

          "Fixed Charges" means for any period of determination, the scheduled or required payments (including, without limitation, principal and interest) on all Indebtedness for Borrowed Money of the Borrower and its Domestic Subsidiaries.

          "Fixed or Capital Assets" of a Person at any date means all assets which would,in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, or in the case of the calculation of the financial covenants contained in Section 6.1.14 (Financial Covenants) and with respect to the definitions used therein, "GAAP" means generally accepted accounting principles in the United States of America in effect on the Closing Date.

          "General Intangibles" means all general intangibles, now owned or hereafter acquired by Borrower, including, without limitation, all right, title and interest of Borrower in and to: (i) all tax refunds and tax refund claims;(ii) Intellectual Property (as hereinafter defined); (iii) all choses in action and causes of action; and (iv) all trade secrets and other confidential information relating to the business of Borrower including by way of illustration and not limitation: systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by Borrower's customers; the names and addresses of, and credit and other business information concerning,Borrower's past, present or future customers; the prices which Borrower obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the manufacture, sale and design of equipment, components, devices and services furnished by Borrower; and information concerning the manner of operation,business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Borrower of its business not generally known by the public.

          "Good Faith" has the meaning set forth in Section 1301.01(S) of the Ohio Revised Code as in effect on the Closing Date.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative,judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.



          "Guarantor Pledge Amount" shall mean, as at any time, an amount equal to the sum of (a) the face amount of the Guarantor Policy or the portion thereof collaterally assigned to the Lender plus (b) any cash or Cash Equivalents pledged by or on behalf of Charles E. Bradley, Sr., to the Lender pursuant to documentation acceptable to the Lender, in its sole discretion, provided,however, that (i) if for any reason the Guaranty Agreement has not been executed and delivered to the Lender as at such time, the Guarantor Pledge Amount shall equal zero, (ii) if for any reason the Collateral Assignment of Life Insurance with respect to the Guarantor Policy has not been executed and delivered to the Lender as at such time, or if the Guarantor Policy is for any reason not in effect at such time, the portion of the Guarantor Pledge Amount attributable to the Guarantor Policy shall equal zero, and (iii) if for any reason the cash or Cash Equivalents to be pledged by or on behalf of Charles E. Bradley are not pledged in a manner and pursuant to documentation satisfactory to the Lender and effective to provide the Lender a first-priority Lien therein, the portion of the Guarantor Pledge Amount attributable to the pledged cash or Cash Equivalents shall equal zero.

          "Guarantor Policy" shall mean a policy of insurance, on the life of the Charles E. Bradley, Sr., issued in a form and by an insurer acceptable to the Lender, in its reasonable discretion, in an amount at all times equal to or greater than the greater of (a) the Special Availability Amount then in effect, and (b) Three Million Dollars ($3,000,000).

          "Guaranty Agreement" means, if it is executed, a Guaranty Agreement executed by Charles E. Bradley, Sr. in favor of the Lender, substantially in the form attached hereto as Exhibit "F" and incorporated herein by reference.

          "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980,as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in the collection, storage, treatment or disposal of a substance.

          "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned or operated by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil,ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

          "Immediate Family Member" means, with respect to any natural person, such person's parents, spouse, children, grandchildren, siblings, nieces and nephews.

          "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Liabilities of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof,
(e) obligations of third parties which are being guarantied or indemnified against by such Person or which is secured by the property of such Person; and
(f) any obligations,liabilities or indebtedness, contingent or otherwise, under or in connection with, each Interest Rate/Currency Protection Agreement and other similar agreements and arrangements; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices).

          "Indenture" means the Indenture, dated as of May 1, 1993, by and between the Borrower, as issuer, and The First National Bank of Boston, as trustee, in connection with the issue of $50,000,000 13% Senior Notes due 2003 and 13% Senior Exchange Notes due 2003, as modified by (i) that certain First Supplemental Indenture and Waiver of Covenants, dated as of June 20, 1995, and
(ii) that certain Second Supplemental Indenture, dated as of June 20, 1995, as the same now exists or may hereafter be amended, supplemented, renewed, restated or replaced.

          "Indenture Maximum Amount" means, as at any time, an amount equal to the sum of(i) eighty percent (80%) of the book value of the Borrower's Accounts at such time, plus (ii) seventy percent (70%) of the book value of the Borrower's Inventory at such time, minus (iii) the aggregate amount of all net cash proceeds applied to permanently reduce Indebtedness outstanding under this Agreement pursuant to this Agreement or pursuant to Section 4.10 of the Indenture.

          "Instruments and Chattel Paper" means instruments and chattel paper and any replacements therefor and other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, options and warrants in which Debtor now has or hereafter acquires any rights.

          "Intellectual Property" shall mean collectively all of the following: Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

          "Interest Payment Date" means the dates provided for the payment of interest on the Loans in Section 2.3.5 of this Agreement.

          "Interest Period" means as to any LIBOR Loan, the period commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrower's election to convert any Base Rate Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which numerically corresponds to such date thirty (30), sixty (60), ninety (90), one hundred twenty (120), or one hundred eighty (180) days thereafter as selected by the Borrower in accordance with the provisions of this Agreement, and thereafter,each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on and including the day which numerically corresponds to such date thirty (30), sixty (60), ninety (90), one hundred twenty (120), or one hundred eighty (180) days thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) as selected by the Borrower in accordance with the provisions of this Agreement, provided, however,that:

          (a)the first day of any Interest Period shall be a Eurodollar Business Day;

          (b)if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

          (c)no Interest Period shall extend beyond the Revolving Credit Expiration Date.

          "Interest Rate Election Notice" has the meaning described in Section 2.3.2(f).

          "Interest Rate/Currency Protection Agreement" means, for any Person, any interest rate swap, cap, floor or collar agreements, currency agreements, currency spot,foreign exchange and forward contracts or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

          "Inventory" means all inventory now owned or hereafter acquired by Borrower,wherever located, including, without limitation, finished goods, raw materials,work-in-process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Borrower;

          "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

          "Landlord Waiver" means a Landlord Estoppel Letter executed in favor of the Lender substantially in the form attached hereto as Exhibit "E-1" and incorporated herein by reference.

          "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions,writs, or decrees of any Governmental Authority or agent thereof.

          "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes are payable by sublessees), including rental commitments under Capital Leases.

          "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit) of this Agreement.

          "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended,restated, supplemented or modified; and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

          "Letter of Credit Cash Collateral Account" shall have the meaning described in Section 2.2.8 (Actions in Respect of the Letters of Credit) of this Agreement.

          "Letter of Credit Commitment" means the agreements of the Lender under the Letter of Credit Agreements, all subject to and in accordance with the provisions of this Agreement; and "Letter of Credit Commitments" means the collective reference to the Letter of Credit Commitment of the Lender.

          "Letter of Credit Fronting Fee" and "Letter of Credit Fronting Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees) of this Agreement.

          "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

          "Letter of Credit Facility" means the facility established pursuant to Section 2.2 (Letter of Credit Facility) of this Agreement.

          "Letter of Credit Fee" and "Letter of Credit Fees" means the fees described in Section 2.2.2 (Letter of Credit Fees) of this Agreement.

          "Letter of Credit Obligations" means the collective reference to all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

          "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

          "LIBOR Base Rate" means for any Interest Period with respect to any LIBOR Loan,the per annum interest rate (rounded upward, if necessary, to the nearest next 1/100 of 1%) quoted to the Lender or an Affiliate of the Lender, on an immediately available funds basis, at or about 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the first day of such Interest Period, for the offering by leading banks in the London interbank Eurodollar market of United States Dollar deposits with the Lender or such Affiliate for a period comparable in time to the duration of such Interest Period and in amounts comparable to the amount of such LIBOR Loan as to which the LIBOR Base Rate is to be determined. If the Lender shall be unable or shall otherwise fail to so obtain the LIBOR Base Rate, the LIBOR Base Rate shall be the average of those rates quoted on the REUTERS SCREEN

"LIBO" page for a period comparable to the applicable Interest Period (rounded upward, if necessary, to the nearest next 1/100 of 1%).

          "LIBOR Loan" means any Loan for which interest is to be computed with reference to the LIBOR Rate.

          "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan,(i) the Applicable Margin, plus (ii) the per annum rate of interest calculated pursuant to the following formula (rounded up to the nearest 1/100th of 1%):
                        LIBOR Base Rate
                   -------------------------
                   1.00 - Reserve Percentage

          "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge,security interest, assignment, encumbrance, judgment, lien, hypothecation,provision in any instrument or other document for confession of judgment,cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

          "Loan" or "Loans" means the Revolving Loan.

          "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

          "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).

          "Material Adverse Effect" means either in any case or in the aggregate, a material adverse effect on (w) the business, condition, properties, affairs or operations of the Borrower, (x) the right or ability of the Borrower to carry on a substantial portion of its operations as now conducted or proposed to be conducted, (y) the value of, or the ability of the Lender to realize upon, the Collateral, or (z) the rights of or benefits available to the Lender under any of the Financing Documents.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Worth" means, as to the Borrower, its shareholders equity, as applicable,(including, without limitation, preferred stock), determined in accordance with GAAP.

          "Note" means the Revolving Credit Note, and "Notes" means collectively the Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

          "Obligations" means all present and future indebtedness, duties,
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
obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document,and/or any of the other Financing Documents, the Loans, and/or any of the Credit Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees, letter of credit fees or fees charged with respect to any guaranty of any letter of credit,and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender or its Affiliates with respect to the Letters of Credit,the Interest Rate/Currency Protection Agreements, deposit or other cash management or credit services of any nature whatsoever, regardless, in any such case, of whether such debts, obligations and liabilities be direct, indirect,primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments,restatements and rearrangements of any such debts, obligations and liabilities.

          "Outstanding Letter of Credit Obligations" has the meaning described in Section 2.2.3 (Terms of Letters of Credit; Post-Expiration Date Letters of Credit) of this Agreement.

          "Patents" means collectively all of the following: (a) all United States and foreign patents and patent applications now owned or hereafter created or acquired by Debtor and the inventions and improvements described and claimed therein, and all patentable inventions; (b) reissues, divisions, continuations,renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

          "Patent License" means any written agreement now or hereafter in existence granting to the Borrower any right to use any invention on which a Patent is in existence, as may be amended, modified or supplemented from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Bill and Hold Sales" means up to $1,000,000 at any one time outstanding of sales of Inventory by the Borrower in the ordinary course of its business with respect to which (a) the goods that are the subject matter of the sale are located, pursuant to the Account Debtor's written instructions, on the Borrower's premises, (b) the Borrower has received and maintains a copy of the Account Debtor's written instruction to invoice the Account Debtor for such sale,(c) title to the goods that are the subject matter of the sale has passed to the Account Debtor, and (d) the goods that are the subject matter of the sale are clearly identified as bill-and-hold inventory and segregated from Borrower's Inventory.

          "Permitted Indenture Refinancing" means Indebtedness incurred to extend,refinance, refund or renew the Indebtedness for Borrowed Money under the Indenture (the "Refinancing Debt"), provided that:

          (i)the aggregate outstanding principal amount of the Refinancing
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
Debt shall not at any time exceed the amount of principal, accrued interest and premium (including any prepayment penalties) under the Indenture;

          (ii)the scheduled final maturity date of the Refinancing Debt is not earlier than October 31, 2002;

          (iv)the Refinancing Debt is unsecured;

          (v)the Refinancing Debt bears interest at market rates prevailing at its date of issuance and in any event at a rate that is no higher than the rate charged under the Indenture;

          (vi)both at the time of and immediately after giving effect to the incurrence of the Refinancing Debt and the retirement of the Indenture, no Default or Event of Default shall have occurred and be continuing; and

          (vii)the terms and conditions of the Refinancing Debt are no more restrictive or adverse to Borrower or its Subsidiaries or the rights of the Lender under this Agreement and other Financing Documents than those in the Indenture on the date it was issued (including, without limitation, with respect to the ability to incur indebtedness and grant Liens to secure indebtedness, financial performance,and events of default).

          "Permitted Liens" means (a) Liens for Taxes which are not delinquent or which(i) are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, (ii) the Borrower has the financial ability to pay,with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers" compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations;(d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith by appropriate proceedings and for which reserves shall have been set aside on the Borrower's books, all as determined by the Lender in the Good Faith exercise of its discretion; (f) Liens against cash deposits to secure the performance of tenders, statutory obligations, surety, customs bonds, bids,government contracts, performance bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (g) deposits, made in the ordinary course of business to secure liability to insurance carriers;(h) Purchase Money Security Interests; provided that: the aggregate Liabilities secured by any such Liens that may be incurred during any calendar year may not exceed $2,500,000; (i) easements, rights-of-way, restrictions and other similar encumbrances on real property incurred in the ordinary course of business which are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, and (j) such other Liens, if any, as are set forth on Schedule
4.1.23 attached hereto and made apart hereof.

          "Permitted Uses" means (a) with respect to the initial advance on the Revolving Loan, the repayment and refinancing of certain existing indebtedness of the Borrower and all transaction costs related to such repayment and refinancing and to the transactions contemplated by this Agreement, and (b) with respect to subsequent advances under the Revolving Loan, general corporate purposes other than (i) payments of principal on and repurchases or redemptions of the Senior Notes and (ii) any other purposes that are prohibited under this Agreement.

          "Person" or "person" means any individual, sole proprietorship, partnership,limited liability company, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

          "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer"as defined in Section 3 of ERISA.

          "Post Closing Agreement" means that certain Post Closing Agreement dated the date hereof between the Borrower and the Lender as the same may from time to time be amended, restated, supplemented or otherwise modified.

          "Post-Default Rate" means (a) with respect to principal balance of the Notes, the respective Applicable Interest Rates under the Notes from time to time plus two hundred (200) basis points per annum and (b) with respect to all other Obligations, the Applicable Interest Rates under the Revolving Credit Note from time to time plus two hundred (200) basis points per annum.

          "Post-Expiration Date Letter of Credit" and "Post-Expiration Date Letters of Credit" shall have the meanings described in Section 2.2.3 (Terms of Letters of Credit; Post-Expiration Date Letters of Credit) of this Agreement.

          "Prepayment" means a Revolving Loan Mandatory Prepayment or a Revolving Loan Optional Prepayment, as the case may be, and "Prepayments" means collectively all Revolving Loan Mandatory Prepayments and all Revolving Loan Optional Prepayments.

          "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Lender, as established and publicly declared by the Lender at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

          "Proforma Balance Sheet" has the meaning described in Section 4.1.12 (Proforma Financial Statements) below.

          "Proforma Financial Projections" has the meaning described in
Section 4.1.12(Proforma Financial Statements) below.

          "Proposed Acquisition" means a proposal by the Borrower with respect to the acquisition or purchase of, or investment in, any Person, any operating division or unit of any Person, or the stock or assets of any Person, engaged substantially in the line of business of the Borrower described in Section 6.1.7(Line of Business) or in a business reasonably related thereto, provided,however, that (a) the aggregate purchase price of, investment in, and/or expenditures relating to, any such acquisition, purchase, or investment cannot itself exceed Five Million Dollars ($5,000,000), (b) such acquisition, purchase or investment cannot otherwise constitute or give rise to a Default or an Event of Default, (c) the Borrower shall have furnished financial projections to the Lender which give effect to such acquisition, purchase or investment and which indicate that such acquisition, purchase and/or investment could not or would not cause a Default or Event of Default, (d) all assets so acquired that constitute or would, if they were owned by the Borrower, constitute Collateral, whether acquired directly or indirectly through the acquisition of stock of another Person, shall be subject, immediately after such acquisition, to the extent permitted by the Indenture (or any Refinanced Indenture), to a first priority security interest, perfected by filing or possession, in favor of the Lender securing the Obligations, and (e) immediately prior to such acquisition,purchase, or investment, the Borrower must have Revolving Credit Availability in an amount satisfactory to the Lender, in its sole discretion.

          "Purchase Money Security Interest" means the interest of a lessor under a Capital Lease and also means a purchase money security interest, attaching at the time of acquisition, in Equipment acquired after the date of this Agreement; provided,however, that (i) the indebtedness secured by any such security interest shall not exceed one hundred percent (100%) of the cost of the Equipment covered,(ii) each such security interest shall attach only to the Equipment so acquired for the purchase money for that Equipment, and (iii) the acquisition to which any such security interest relates shall not result in a Default or Event of Default under this Agreement.

          "Receivable" means the Borrower's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and"Receivables" means all of the Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

          "Records" means all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to any of the foregoing or any account debtor,together with the tapes, disks, diskettes or other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person)

          "Refinanced Indenture" means the indenture or financing agreement that would replace the Indenture in connection with a Permitted Indenture Refinancing.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

          "Reserve Amount" shall mean an amount determined by Lender, in its sole discretion, as a reserve against Collateral values and potential or anticipated obligations of the Borrower, including, without limitation, (i) tax liabilities and other obligations owing to governmental entities including
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
all amounts referred to in Section 6.1.9 hereof, (ii) litigation liabilities,
(iii) the anticipated costs and expenses relating to the liquidation of Collateral,(iv) unpaid sales taxes, (vi) those reserve amounts as required to be held as reserves under GAAP, and (vii) liabilities and other obligations owing by the Borrower to any lessor of real property leased by the Borrower or to any warehouseman.

          "Reserve Percentage" means, at any time, the then current maximum rate (expressed as a decimal) for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

          "Responsible Officer" means the Borrower's chief executive officer, president or any vice president.

          "Revolving Credit Availability" means, as at any time, an amount equal to (a) the least of (i) the Revolving Credit Committed Amount, (ii) the then Borrowing Base,or (iii) the Indenture Maximum Amount, minus (b) the Reserve Amount then in effect, minus (c) the then aggregate outstanding principal balance of the Revolving Loan, minus (d) the then current stated amount of all outstanding Letters of Credit.

          "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

          "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

          "Revolving Credit Committed Amount" has the meaning described in
Section 2.1.1(Revolving Credit Facility).

          "Revolving Credit Expiration Date" means October 31, 2001, or any anniversary thereof to the extent the provisions of the immediately succeeding sentence shall have been complied with. Subject to continued credit approval by the Lender, the Revolving Credit Expiration Date shall be extended beyond October 31, 2001, for successive one (1) year periods unless the Borrower or the Lender shall have notified the other in writing of its desire to terminate this Agreement by September 30, 2001, or September 30 of the applicable succeeding calendar year;provided, however, that in no event shall the Revolving Credit Expiration Date be extended to a date beyond October 31, 2005.

          "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility) of this Agreement.

          "Revolving Credit Note" has the meaning described in Section 2.1.5 (Revolving Credit Note).

          "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2 or otherwise.
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
          "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section (Revolving Credit Unused Line
Fee).

          "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

          "Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).

          "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).

          "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayment of Revolving Loan).

          "Securities" means the collective reference to each and every certificated or uncertificated security which constitutes a "Security" or an "investment security" under the provisions of Article 8 of the Uniform Commercial Code and to each and every "investment property" under the provisions of Article 9 of the Uniform Commercial Code (if that definition is included in that Article), and all proceeds (cash and non-cash) of the foregoing.

          "Security Documents" means collectively any assignment, pledge agreement,security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated,supplemented or otherwise modified, including, without limitation, this Agreement, the Landlord Waivers, the Bailee Waivers, the Guaranty Agreement and the Collateral Assignment of Life Insurance.

          "Security Procedures" means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated,or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.

          "Senior Notes" means the 13% Senior Notes due 2003 and the 13% Senior Exchange Notes due 2003 issued pursuant to the Indenture in the aggregate principal amount of Fifty Million Dollars ($50,000,000).

          "Special Availability Amount" means an amount equal to (i) from the Closing Date through January 31, 1999, $6,000,000, (ii) from February 1, 1999, through April 30, 1999, $5,250,000, (iii) from May 1, 1999, through July 31, 1999,$4,500,000, (iv) from August 1, 1999, through October 31, 1999,
$3,750,000,(v) from November 1, 1999, through January 31, 2000, $3,000,000,
(vi) from February 1, 2000, through April 30, 2000, $2,250,000, (vii) from May 1, 2000,through July 31, 2000, $1,500,000, (viii) from August 1, 2000, through
October 31, 2000, $750,000, and (ix) at all times thereafter, zero.

          "Special Availability Loans" means, as at any time, the portion of
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
the Loans equal to the lesser of (i) the Adjusted Special Availability Amount then in effect, or (ii) the then aggregate outstanding principal balance of the Revolving Loan.

          "State" means the State of Ohio.

          "Subordinated Indebtedness" means all Indebtedness incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one, or more written agreements, all in form and substance satisfactory to the Lender.

          "Subsidiary" means any corporation, limited liability company, partnership, joint venture, unincorporated association or other entity, the majority of the voting shares, units or ownership interests of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

          "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied,confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

          "Trademarks" means collectively all of the following now owned or hereafter created or acquired by the Borrower:

          (a)all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels in which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof;
          (b)all reissues, extensions or renewals thereof;

          (c)all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing;

          (d)the right to sue for past, present and future infringements of any of the foregoing;

          (e)all rights corresponding to any of the foregoing throughout the world; and

          (f)all goodwill associated with and symbolized by any of the foregoing.

          "Trademark License" means any written agreement now or hereafter in existence granting to the Borrower any right to use any Trademark, as may be amended,modified or supplemented from time to time.

          "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time
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
to time in the State or in any other jurisdiction, as applicable.

          "United States Dollar", "Dollar", "Dollars" and "$" means the lawful money of the United States of America.

          "Wholly Owned Subsidiary" means any Domestic Subsidiary, all the shares of stock of all classes of which (other than directors" qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

          "Wire Transfer Procedures" means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to electronic funds transfers to or on behalf of the Borrower,including, without limitation, the Security Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.

     Section 1.2    Accounting Terms and Other Definitional Provisions.

     Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto,accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person.Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection,schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended,renewed, supplemented or otherwise modified.

                       ARTICLE 2  THE CREDIT FACILITIES

     Section 2.1    The Revolving Credit Facility.

          2.1.1     Revolving Credit Facility.

                    Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrower in the principal amount of up to Forty Million Dollars ($40,000,000) ("Revolving Credit Committed Amount"). The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan."

     During the Revolving Credit Commitment Period, the Borrower may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to the Borrower's
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
request, the outstanding principal balance of the Revolving Loan plus the current stated amount of outstanding Letters of Credit would not exceed an amount equal to (a)the least of (i) the Revolving Credit Committed Amount,
(ii) the Borrowing Base,or (iii) the Indenture Maximum Amount, minus (b) the Reserve Amount.

          2.1.2 Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.

                    The Borrower may borrow, pay, prepay and reborrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. Not later than 12:00 noon (Baltimore, Maryland Time)on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable.

     In addition, the Borrower hereby irrevocably authorizes the Lender at any time without further request from or notice to the Borrower, to make advances under the Revolving Loan which the Lender, in the Good Faith exercise of its reasonable discretion, deems necessary or appropriate to protect the rights and benefits of the Lender under this Agreement, including, without limitation, advances under the Revolving Loan to cover debit balances in the Revolving Loan Account,principal of, and/or interest on, any Loan, the Obligations (including any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may advance hereunder exceeds the Revolving Credit Committed Amount.

          2.1.3     Borrowing Base.

                    As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of (a) eighty-five percent (85%) of the amount of Eligible Receivables plus (b) the lesser of (i) Fifteen Million Dollars ($15,000,000) or(ii) the sum of (x) sixty percent (60%) of the amount of Eligible Inventory consisting of finished goods and raw materials, plus (y) fifty percent (50%) of the amount of Eligible Inventory consisting of supplies and stores, plus (z) a percentage (if any) to be determined by the Lender, in its sole discretion, of the amount of Eligible Inventory consisting of work-in-process plus (c) the Adjusted Special Availability Amount then in effect.

     The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to the Lender in conformity with this Agreement. In the event the Borrower fails to furnish a Borrowing Base Report required by
Section 2.1.4(Borrowing Base Report) below, or in the event the Lender determines, in its reasonable discretion, that a Borrowing Base Report is no longer accurate, the Lender may suspend the making of or limit advances under the Revolving Credit Facility. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable or any Inventory which was included in the Borrowing Base but which the Lender
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
determines, in its reasonable discretion,fails to meet the respective criteria applicable from time to time for Eligible Receivables or Eligible Inventory.

     If at any time the total of the aggregate principal amount of the Revolving Loan plus the current stated amount of outstanding Letters of Credit exceeds an amount equal to (a) the least of (i) the Borrowing Base, (ii) the Indenture Maximum Amount, or (iii) the Revolving Credit Committed Amount, minus (b) the Reserve Amount (if then in effect), a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrower, at the sole and absolute discretion of the Lender exercised from time to time, shall pay the Borrowing Base Deficiency ON DEMAND to the Lender.

     Without implying any limitation on the Lender's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables and for Eligible Inventory contained in the respective definitions of Eligible Receivables and of Eligible Inventory are in part based upon the business operations of the Borrower existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrower. If at any time or from time to time hereafter, the business operations of the Borrower change or such information and records furnished to the Lender are incorrect or misleading, the Lender in its Good Faith discretion may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender may communicate such changed or additional criteria to the Borrower from time to time either orally or in writing.

          2.1.4     Borrowing Base Report.

                    The Borrower shall furnish to the Lender no less frequently than weekly and at such other times as may be requested by the Lender a report of the Borrowing Base(each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form attached hereto as Exhibit "A" and made a part hereof, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables, the value of Inventory, and the calculations of the Borrowing Base and the Indenture Maximum Amount, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time reasonably request. Upon the Lender's request and upon the creation of any Receivables, or at such intervals as the Lender may require, the Borrower shall provide the Lender with such further schedules, documents and/or information regarding the Receivables and the Inventory as the Lender may reasonably require. The items to be provided under this Section 2.1.4 shall be in form satisfactory to the Lender, and certified as true and correct by a Responsible Officer of the Borrower, and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The Borrower's failure to deliver any of such items to the Lender shall not affect, terminate, modify, or otherwise limit the Liens of the Lender in the Collateral.

          2.1.5     Revolving Credit Note.

                    The obligation of the Borrower to pay the Revolving Loan, with interest, shall be evidenced by a promissory note executed by the Borrower (as from time to time extended, amended, restated, supplemented, replaced or otherwise modified, the"Revolving Credit Note") substantially in the form of Exhibit "B" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the
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
Closing Date, shall be payable to the order of the Lender at the times provided in such Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Borrower's Revolving Credit Note, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Loan evidenced by such Revolving Credit Note and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

          2.1.6     Mandatory Prepayments of Revolving Loan.

                    The Borrower shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 (Borrowing Base) of this Agreement in order to cover any Borrowing Base Deficiency and in order to cover any deficiency under Section 2.1.12 (Required Availability under the Revolving Credit Facility).

          2.1.7     Optional Prepayments of Revolving Loan.

                    The Borrower shall have the option at any time and from time to time to prepay(each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty (other than any amounts due in respect thereof under Section 2.1.11 and Section 2.3.4 hereof).

          2.1.8     The Collateral Account.

                    The Borrower shall deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received,except for the endorsements of the Borrower where necessary to permit the collection of any such Items of Payment, which endorsement the Borrower hereby agrees to make. In the event the Borrower fails to do so, the Borrower hereby authorizes the Lender to make the endorsement in the name of the Borrower. Prior to such a deposit, the Borrower shall not commingle any Items of Payment with the Borrower's other funds or property, but will hold them separate and apart intrust and for the account of the Lender.

     In addition, the Borrower shall direct the mailing of all Items of Payment from its Account Debtors that customarily mail Items of Payment to one or more post-office boxes designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time(collectively, the "Lockbox"). The Lender shall have unrestricted and exclusive access to the Lockbox. If and to the extent any Account Debtors of the Borrower customarily send Items of Payment by wire transfer, the Borrower will instruct such Account Debtors to direct such wire transfers to the Collateral Account.
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
     The Borrower hereby authorizes the Lender to inspect all Items of Payment,endorse all Items of Payment in the name of the Borrower, and deposit such Items of Payment in the Collateral Account. The Lender reserves the right, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which to the Lender determines is not collectible. In the event Items of Payment are returned to the Lender for any reason whatsoever, the Lender may forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

     Except after the occurrence and during the continuance of an Event of Default,as of the Business Day of receipt by the Lender, the Lender will apply the whole or any part of the collected funds credited to the Collateral Account first against the Revolving Loan and thereafter against any of the Obligations then due, the order and method of such application to be in the sole discretion of the Lender. Following the occurrence and during the continuance of an Event of Default, as of the Business Day of receipt by the Lender, the Lender may apply the whole or any part of the collected funds credited to the Collateral Account against any of the Obligations (whether or not then due) in such order and manner as shall be determined by the Lender in its sole discretion. In consideration for the Lender's agreement to credit the Collateral Account as of the Business Day on which the Lender receives Items of Payment and to reimburse the Lender for the cost of delays in the collection and clearance of computing interest on the Obligations, all Items of Payment shall be deemed received by the Lender one (1)Business Day after the Lender's actual receipt thereof.

          2.1.9     Revolving Loan Account.

                    The Lender will establish and maintain a loan account on its books (the"Revolving Loan Account") to which the Lender will (a) debit (i) the principal amount of each advance under the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan and the other Obligations, including, without limitation,Enforcement Costs, Fees, late charges, and service, collection and audit fees and(b) credit all payments made by the Borrower to the Lender on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment which is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Borrower within thirty (30) days after such statement or reconciliation shall have been sent by the Lender.

          2.1.10    Revolving Credit Unused Line Fee.

                    The Borrower shall pay to the Lender a monthly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and
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
individually, a "Revolving Credit Unused Line Fee") in an amount equal to three-eighths percent (0.375%) per annum of an amount equal to (a) the average daily unused and undisbursed portion of the Revolving Credit Committed Amount less (b) the average aggregate face amount of all Letters of Credit outstanding during the period in question in effect from time to time accruing during each calendar month,calculated in arrears. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrower to the Lender on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

          2.1.11    Early Termination Fee.

                    In the event of the termination by, or on behalf of, the Borrower, of the Revolving Credit Commitment (other than a termination of the Revolving Credit Commitment in connection with or as a result of the acceleration of the Obligations under Section 7.2, unless such acceleration arises from or in connection with a bad faith failure by the Borrower to act in accordance with its Obligations under this Agreement or the other Financing Documents), or in the event of the payment in full of the aggregate outstanding principal amount of the Revolving Loan, in each case on or prior to October 31, 2001, the Borrower shall pay to the Lender a fee (the "Early Termination Fee") in the amount of (a) one percent (1.0%) of the Revolving Credit Committed Amount if such termination occurs on or prior to October 31, 1999, and (b) one-half of one percent (0.5%)of the Revolving Credit Committed Amount if such termination occurs during the period commencing on October 31, 1999 and ending prior to October 31, 2000.


Payment of the Revolving Loan in whole or in part by or on behalf of the Borrower, by court order or otherwise, following and as a result of the institution of any bankruptcy proceeding by or against the Borrower, shall be deemed to be a prepayment of the Revolving Loan subject to the Early Termination Fee provided in this subsection. Notwithstanding the foregoing, if after the consummation of any Permitted Indenture Refinancing the Lender refuses to permit the Borrower to engage in a Proposed Acquisition satisfying in all respects the definition of "Proposed Acquisition," the Borrower may, within sixty (60) days after the date such refusal, terminate the Revolving Credit Commitment without liability for the Early Termination Fee.

          2.1.12    Required Availability under the Revolving Credit Facility.

                    (a)On the Closing Date and at all times thereafter, the aggregate outstanding principal amount of the Revolving Loan and the current stated amount of the Letters of Credit shall not exceed an amount equal to (i) the least of (A) the Borrowing Base, (B) the Indenture Maximum Amount, or (C) the Revolving Credit Committed Amount, minus (ii) the Reserve Amount, such amount to be determined after application of the Permitted Uses of the Revolving Loan required to be made on the Closing Date, the amount of the costs relating to the closing of this Agreement (including, without limitation, applicable Fees, recording costs,recording taxes, and the fees and expenses of the Borrower's and the Lender's professionals).

                    (b)The Borrower shall make a Revolving Loan Mandatory Prepayment pursuant to the provisions of Section 2.1.6 to the extent necessary to achieve compliance with this Section.
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
          2.1.13    Elimination of Special Availability Loans.

                    Notwithstanding any other provision of this Agreement, the Lender shall upon Borrower's written request reduce the Special Availability Amount to zero,without the opportunity for the Borrower to borrow further Special Availability Loans, if (a) no Event of Default then exists or would thereupon occur and(b) the Lender determines, in its Good Faith discretion, that the Borrower has sufficient Revolving Credit Availability, taking into account such factors as Lender deems appropriate, in its Good Faith discretion, to meet its working capital needs and to service its debt on an ongoing basis without the need for Special Availability Loans.

     Section 2.2    The Letter of Credit Facility.

          2.2.1     Letters of Credit.

                    Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrower may obtain standby and documentary letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower shall not be entitled to obtain a Letter of Credit unless (a) the Borrower is then able to obtain a Revolving Loan from the Lender in an amount not less than the proposed face amount of the Letter of Credit requested by the Borrower, and (b)the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit) does not exceed Five Million Dollars($5,000,000).

          2.2.2     Letter of Credit Fees.

                    The Borrower shall pay to the Lender a fee of two percent (2.0%) per annum of the aggregate face amount of the Letters of Credit outstanding on the first day of the month, without regard for provisions contained in the Letters of Credit which may give rise to a reduction in the outstanding principal amount of the Letters of Credit unless such reduction has actually occurred (each a "Letter of Credit Fronting Fee" and collectively, the "Letter of Credit Fronting Fees"). The accrued and unpaid portion of each Letter of Credit Fronting Fee shall be paid in arrears on the first day of each month and upon the expiration or termination date of the respective Letter of Credit Agreements. In addition, the Borrower shall pay to the Lender any and all additional customary issuance, negotiation,processing, transfer or other charges to the extent and as and when required by the provisions of any Letter of Credit Agreement. All Letter of Credit Fronting Fees and such other charges are included in and are a part of the "Fees" payable by the Borrower under the provisions of this Agreement.

          2.2.3 Terms of Letters of Credit; Post-Expiration Date Letters of Credit.

                    Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, that if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a "Post-Expiration Date Letter of Credit" and collectively, the "Post-Expiration Date Letters of Credit"), effective as of the Business Day preceding the
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
Revolving Credit Termination Date and without prior notice to or the consent of the Borrower, the Lender shall make advances under the Revolving Loan for the account of the Borrower in the aggregate face amount of all such Letters of Credit. The Lender shall deposit the proceeds of such advances into the Letter of Credit Cash Collateral Account. The Borrower acknowledges and agrees that the Lender shall be entitled to reimburse any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the Borrower. The Borrower further acknowledges and agrees that the Lender's election to reimburse any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair,lessen, reduce, release or otherwise adversely affect the Borrower's obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit except to extent such reimbursement has been indefeasibly retained by the Lender. At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, the Lender agrees to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as the Lender shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement.

     Each Letter of Credit shall be used for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender and for which the Lender has been reimbursed by the Borrower in full in accordance with Section 2.2.5 below and the Letter of Credit Agreements, and for which the Lender has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Letter of Credit Obligations".

          2.2.4     Procedures for Letters of Credit.

                    The Borrower shall give the Lender written notice at least five (5) Business Days prior to the date on which the Borrower desires the Lender to issue a Letter of Credit. Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things: (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions the Borrower desires to be contained in the Letter of Credit. Such notice shall also be accompanied by such other information,certificates, confirmations, and other items as the Lender may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement. Upon (i) receipt of such notice,
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(ii) payment of all Fees payable in connection with the issuance of such
Letter of Credit, and (iii) receipt of a duly executed Letter of Credit Agreement, the Lender shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

          2.2.5     Payments of Letters of Credit.

                    The Borrower hereby promises to pay to the Lender, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the "Current Letter of Credit Obligations":

                    (a)the amount which the Lender has paid or will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of (but in no event earlier than one Business Day prior to) the Lender's payment or for reimbursement for such payment;

                    (b)any and all reasonable charges and expenses which the Lender may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

                    (c)interest on the amounts described in (a) and (b) not paid by the Borrower as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at a rate per annum equal to the then current highest rate of interest on the Revolving Credit Note.

     In addition, the Borrower hereby promises to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements. The obligation of the Borrower to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other account party may have or have had against the beneficiary of such Letter of Credit, the Lender, or any other Person, including,without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity,regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Lender had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes,or might be construed to constitute, an equitable or legal discharge of the Borrower for any Letter of Credit Obligations, in bankruptcy or otherwise,provided, however, that the Borrower shall not be obligated to reimburse the Lender for any wrongful payment under such Letter of Credit made as a result of the Lender's willful misconduct or gross negligence. The obligation of the Borrower to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Lender or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.

     Without in any way limiting the Borrower's payment obligation with respect to Letters of Credit as set forth above, upon each drawing under a Letter of Credit,the Lender shall seek reimbursement from any amounts then on deposit in the Letter of Credit Cash Collateral Account. In the event that
(i) no amounts are then on deposit in such Letter of Credit Cash Collateral Account, (ii) the amount then on deposit in such Letter of Credit Cash Collateral Account is insufficient to pay the amount of such drawing, (iii) the Lender is legally prevented or restrained from immediately applying amounts on deposit in such Letter of Credit Cash Collateral Account or (iv) the Borrower is required to make a payment under Section 2.2.8 hereof and fails to make such payment as required, then the amount of each unreimbursed drawing under such Letter of Credit and payment required to be made under
Section 2.2.8 shall automatically be converted into an advance under the Revolving Loan made to the Borrower on the date of such drawing for all purposes of this Agreement (but without any requirement for compliance with any conditions to the making of Revolving Loans contained in Section 5.2 hereof). To the extent that the Lender applies amounts on deposit in the Letter of Credit Cash Collateral Account as aforesaid and, thereafter, such application (or any portion thereof) is rescinded or any amount so applied must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, then the amount so rescinded or returned shall automatically be converted into an advance under the Revolving Loan made to the Borrower on the date of such drawing for all purposes of this Agreement (but without any requirement for compliance with any conditions to the making of Revolving Loans contained in Section 5.2 hereof).

     The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

          2.2.6     Change in Law; Increased Cost.

                    If after the Closing Date any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing,maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit, then,upon demand by the Lender, the Borrower shall promptly pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Lender setting forth in reasonable detail the calculation of such costs, submitted by the Lender to the Borrower, shall be conclusive, absent manifest error.

          2.2.7     General Letter of Credit Provisions.

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
                    The Borrower hereby instructs the Lender to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the Borrower to the contrary. The Borrower assumes all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. The Lender and its respective branches, Affiliates and/or correspondents shall not be responsible for and the Borrower hereby indemnifies and holds the Lender and its respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney's fees and costs)incurred by the Lender and/or its respective branches, Affiliates and/or correspondents (other than arising from its or their acts of gross negligence or willful misconduct) relative to and/or as a consequence of (a) any failure by any Borrower to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement as it relates to Letters of Credit, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Lender and/or any of its respective branches, Affiliates and/or correspondents at the request of the Borrower, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or dejure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of the Lender and/or any of its respective branches,Affiliates and/or correspondents, (f) the form, validity, sufficiency, accuracy,or genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid,insufficient, inaccurate, fraudulent or forged, and/or (g) the form, validity,sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason. None of the foregoing shall affect,impair or prevent the vesting of any rights or powers granted to the Lender hereunder.

     Except for gross negligence and willful misconduct, the Lender and its respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph,mail or otherwise and despite any cipher or code which may be employed, and/or(b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

     Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Lender from the Borrower and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.

     If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Lender and/or any of its respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrower
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shall reimburse the Lender for any such payment pursuant to provisions of
Section 2.2.5 hereof.

     Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State of Ohio and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. The Laws,rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State of Ohio, the Uniform Customs and Practice for Documentary Credits shall prevail.

          2.2.8     Actions in Respect of the Letters of Credit.

                    In addition to the Lender's rights with respect to Post-Expiration Date Letters of Credit set forth in Section 2.2.3 hereof, if any Event of Default shall have occurred and be continuing, Lender may, whether in addition to taking any of the actions described in Section 7.2.1 or otherwise, if any Letters of Credit shall have been issued and be outstanding for the account of the Borrower, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Lender in same day funds at the Lender's office designated in such demand,for deposit in a special non-interest bearing cash collateral account for the Borrower (each such account maintained for the Borrower being referred to as the"Letter of Credit Cash Collateral Account") to be maintained at such office of the Lender, an amount equal to the aggregate face amount of all Letters of Credit then outstanding, after giving effect to all drawings paid thereunder or reductions of such face amount and to all reinstatements of such face amounts effected, pursuant to the terms of the applicable Letter of Credit, prior to such time. Each Letter of Credit Cash Collateral Account shall be in the name of the Borrower (as a cash collateral account), but under the sole dominion and control of the Lender and subject to the terms of this Agreement.

          2.2.9     Letter of Credit Cash Collateral Account.

                    (a)The Borrower hereby pledges, and grants to the Lender a lien and security interest in, all funds held in its Letter of Credit Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due and to become due from the Borrower to the Lender under the Financing Documents.

                    (b)The Lender may, at any time or from time to time after funds are deposited in the Letter of Credit Cash Collateral Account, apply funds then held in such Letter of Credit Cash Collateral Account to the payment of any amounts, in such order as the Lender may elect, as shall have become or shall become due and payable by the Borrower to the Lender under the Financing Documents first, in respect of the Letters of Credit of the Borrower and second, in respect of all other Obligations.

                    (c)Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in a Letter of Credit Cash Collateral Account, except as otherwise
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
provided in subsection (d)below.

                    (d)So long as no Event of Default shall be continuing, the Lender will apply to the Obligations, at the written request of the Borrower, funds held in the Borrower's Letter of Credit Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of (i) the total amount of funds held in such Letter of Credit Cash Collateral Account over (ii) the Letter of Credit Obligations of the Borrower. If at any time the Letter of Credit Obligations of the Borrower shall have been indefeasibly paid or otherwise satisfied in full and no Event of Default shall then exist, the Lender will apply any remaining amount on deposit in such Letter of Credit Cash Collateral Account to the other Obligations of the Borrower to the Lender in such order and method of application as may be elected by the Lender in its sole discretion and/or retain such amount as continuing security for the Obligations.

                    (e)The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Cash Collateral Account or any funds held therein, or (ii) create or permit to exist any lien, security interest or other charge or encumbrances upon or with respect to the Letter of Credit Cash Collateral Account or any funds held therein other than in favor of the Lender.

                    (f)The Lender shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

                    (g) If any Event of Default shall have occurred and be continuing:

                         (i)The Lender may, without notice to the Borrower at
any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations of the Borrower now or hereafter existing under any of the Financing Documents against its Letter of Credit Cash Collateral Account or any part thereof.

                         (ii)The Lender may also exercise in respect of the
Letter of Credit Cash Collateral Account, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect at that time, and the Lender may, without notice except as specified below, sell such Letter of Credit Cash Collateral Account or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on creditor for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days" notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of a Letter of Credit Cash Collateral Account,regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it
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
was so adjourned.

                         (iii)Any cash held by the Lender in the Letter of
Credit Cash Collateral Account,and all cash proceeds received by the Lender in respect of any sale of,collection from or other realization upon all or any part of such Letter of Credit Cash Collateral Account shall be applied in whole by the Lender against the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

     Section 2.3    Interest.

          2.3.1     Applicable Interest Rates.

                    (a)Each Loan shall bear interest until maturity (whether by acceleration,declaration, extension or otherwise) at either the Base Rate or the LIBOR Rate,as selected and specified by the Borrower in an Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.3.2(f),or as otherwise determined in accordance with the provisions of this Section 2.3,and as may be adjusted from time to time in accordance with the provisions of Section 2.3.3.

                    (b)Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

          2.3.2     Selection of Interest Rates.

                    (a)The Borrower may select the initial Applicable Interest Rate or Applicable Interest Rates to be charged on the Loans, provided, however, that notwithstanding any selection by the Borrower, Special Availability Loans shall at all times bear interest first at the Base Rate and then, to the extent Special Availability Loans at any time exceed the portion of the Loans to which the Base Rate has been selected or is otherwise applicable, at the LIBOR Rate.

                    (b)From time to time after the date of this Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.3.2(f), the Borrower may select an initial Applicable Interest Rate or Applicable Interest Rates for any Loans or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Applicable Interest Rate or,when applicable, any other Interest Period.


                    (c) The Borrower's selection of an Applicable Interest Rate and/or an Interest Period, its election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                         (i)the Borrower shall not at any time select or
change to an Interest Period that extends beyond the Revolving Credit Expiration Date.

                         (ii)no change from the LIBOR Rate to the Base Rate
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
shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period; no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period; and no change from the Base Rate to the LIBOR Rate shall become effective on a day other than a day which is a Eurodollar Business Day;

                         (iii)any Applicable Interest Rate change for any Loan
to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made;

                         (iv)no more than five (5) different LIBOR Rates may
be outstanding at any time and from time to time with respect to the Revolving Loan;

                         (v)the first day of each Interest Period shall be a
Eurodollar Business Day;

                         (vi)if, as of the effective date of a selection, a
Default or an Event of Default exists, the Lender, in the exercise of its sole and absolute discretion, may elect that no such selection, election or adjustment shall be allowed.

                    (d)The minimum principal amount of a LIBOR Loan shall be One Million Dollars($1,000,000), and each such LIBOR Loan shall be an integral multiple of Two Hundred Fifty Thousand Dollars ($250,000).

                    (e)If a request for an advance under the Loans is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrower fails or is not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrower shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrower has selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                    (f)The Lender will not be obligated to make Loans, to convert the Applicable Interest Rate on Loans to another Interest Rate, or to change Interest Periods,unless the Lender shall have received an irrevocable written or telephonic notice(an "Interest Rate Election Notice") from the Borrower specifying the following information:

                         (i)the amount to be borrowed or converted or
continued;

                         (ii)a selection of the Base Rate or the LIBOR Rate;

                         (iii)the length of the Interest Period if the
Applicable Interest Rate selected is the LIBOR Rate; and

                         (iv)the requested date on which such election is to
be effective.Any telephonic notice must be confirmed in writing within three
(3) Business Days.  Each Interest Rate Election Notice must be received by the
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
Lender not later than 12:00 noon (Baltimore, Maryland Time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 12:00 noon (Baltimore, Maryland Time) on the third (3rd) Business Day before the effective date of any requested borrowing or conversion or continuation in the case of a selection of the LIBOR Rate.

          2.3.3     Inability to Determine LIBOR Base Rate.

                    (a)In the event that (i) the Lender shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made or to be converted to a LIBOR Loan or (ii) the Lender shall determine that the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made or to be converted to a LIBOR Loan does not adequately and fairly reflect the cost to the Lender of funding or converting such Loan, the Lender shall give telephonic or written notice of such determination to the Borrower at least one (1) day prior to the proposed date for funding or converting such Loan.
If such notice is given, any request for a LIBOR Loan shall be made or converted to a Base Rate Loan. Until such notice has been withdrawn by the Lender, the Borrower will not request that any Loan be made or converted to a LIBOR Loan.

                    (b)If applicable Laws shall (i) make it unlawful for the Lender to fund through the purchase of Dollar deposits with respect to any portion of a Loan that is based, or requested by the Borrower to be based, on LIBOR or otherwise give effect to the Lender's obligations as contemplated under this Section with respect to the use of the LIBOR Rate, or (ii) impose on the Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of the Lender which includes a LIBOR Rate, or (iii) impose on the Lender any restrictions on the amount of such a category of liabilities or assets which the Lender may hold, then, in each such case, the Lender may, by notice thereof to the Borrower, terminate the LIBOR option. Any portion of the Loans subject thereto shall immediately bear interest thereafter at the Base Rate.

          2.3.4     Indemnity.

                    The Borrower agrees to indemnify and reimburse the Lender and to hold the Lender harmless from any loss, cost (including administrative costs) or expense(including, without limitation, any such loss or expense arising from there employment of funds obtained by the Lender to maintain any LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained) which the Lender may sustain or incur as a consequence of
(a) a default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan,(b) the failure of the Borrower to make, or convert the Applicable Interest Rate of, a Loan after the Borrower has given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrower to make any prepayment of a LIBOR Loan after the Borrower has given notice of such intention to make such a prepayment, (d) the termination of the LIBOR option pursuant to Section 2.3.3(b),and/or (e) the making by the Borrower of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan. This agreement and covenants of the
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
Borrower shall survive termination or expiration of this Agreement and payment of the other Obligations.

          2.3.5     Payment of Interest.

                    (a)Unpaid and accrued interest on any advance of the Loans which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on December 1, 1998, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration,extension or otherwise).

                    (b)Notwithstanding the foregoing, any and all unpaid and accrued interest on any Base Rate Loan converted to a LIBOR Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

                    (c)Unpaid and accrued interest on any LIBOR Loan shall be paid on the last Business Day of each Interest Period for such LIBOR Loan (and, in addition, for any Interest Period of one hundred twenty (120) or one hundred eighty (180) days,on the first Business Day after the 89th day after the commencement of the Interest Period) and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however, that any and all unpaid and accrued interest on any LIBOR Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Loan shall be paid immediately upon prepayment.

     Section 2.4    General Financing Provisions.

          2.4.1     Lender Authorizations.

                    The Borrower hereby irrevocably authorizes the Lender to make Loans to the Borrower, and hereby irrevocably authorizes the Lender to issue Letters of Credit for the account of the Borrower, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one (1) of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent "Certificate" of corporate resolutions and/or incumbency of the Borrower on file with the Lender. The Lender does not assume any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral,telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement.

          2.4.2     Use of Proceeds of the Loans.

                    The proceeds of each Loan shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing.

          2.4.3     Closing Fee.

                    The Borrower shall pay on or before the Closing Date to the Lender a Closing Fee(the "Closing Fee") in the amount of Three Hundred Thousand Dollars ($300,000),which fee has been fully earned and is non-refundable. Lender acknowledges that the Borrower has paid to the Lender, prior to the Closing Date, Seventy-Five Thousand Dollars ($75,000), which
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
amount, net of costs and expenses incurred by the Lender through the Closing Date, shall be credited toward the payment of the Closing Fee on the Closing Date.

          2.4.4     Collateral Management Fee.

                    The Borrower shall pay to the Lender an annual collateral management fee(collectively, the "Collateral Management Fees" and individually a "Collateral Management Fee"), in the amount of Sixty Thousand Dollars ($60,000), payable quarterly in arrears, in installments of Fifteen Thousand Dollars ($15,000) each,on the first day of each February, May, August and October, with the balance of any quarterly installment (or pro rata portion thereof) which has not been paid being due and payable on the date the other Obligations have been paid in full and the Commitments terminated.

          2.4.5     Computation of Interest and Fees.

                    All applicable Fees and interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced.

          2.4.6     Payments.

                    All payments of the Obligations, including, without limitation, principal,interest, Prepayments, and Fees, shall be paid by the Borrower without setoff or counterclaim to the Lender (except as otherwise provided herein) at the Lender's office specified in Section 8.1 (unless the Lender specifies a different address)in immediately available funds not later than 12:00 noon. (Baltimore, Maryland Time) on the due date of such payment. All payments received by the Lender after such time shall be deemed to have been received by the Lender for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Lender until such payments are paid to the Lender in immediately available funds. Unless otherwise provided in this Agreement or in the other Financing Documents, prior to the occurrence of an Event of Default, all payments shall be applied as follows: first to any Fees,second to any and all accrued and unpaid late charges and Enforcement Costs,third to any and all accrued but unpaid interest on the Obligations, and then to principal. Following the occurrence of an Event of Default, subject to Section 7.2.5, all payments shall be applied to the Obligations in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

          2.4.7     Liens; Setoff.

                    In addition to the Liens set forth in ARTICLE 3, the Borrower hereby grants to the Lender a continuing Lien as security for all of the Obligations upon any and all monies, securities, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender and/or any Affiliate of the Lender, from or for the Borrower, and also upon any and all deposit accounts (general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the Borrower in capacity as trustee. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws,
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
during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time,without notice to the Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

          2.4.8     Requirements of Law.

                    In the event that the Lender shall have determined in Good Faith that (a) the adoption after the Closing Date of any Laws regarding capital adequacy, or (b)any change after the Closing Date therein or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender, as a consequence of the obligations of the Lender hereunder to a level below that which the Lender or any corporation controlling the Lender would have achieved but for the adoption, change or compliance (taking into consideration the policies of such Lender and the corporation controlling the Lender, with respect to capital adequacy) by an amount reasonably deemed by the Lender to be material, then from time to time,after submission by the Lender to the Borrower of a written request therefor and a statement of the basis for such determination setting forth in reasonable detail the calculation of such amount, the Borrower shall pay to such Lender such additional amount or amounts in order to compensate for such reduction.

          2.4.9     Funds Transfer Services.

                    (a)The Borrower acknowledges that the Lender has made available to the Borrower Wire Transfer Procedures, a copy of which is attached to this Agreement as Exhibit "C" and which include a description of the Security Procedures. The Borrower and the Lender agree that the Security Procedures are commercially reasonable. The Borrower further acknowledges that the full scope of the Security Procedures which the Lender or such Affiliate bank offers and strongly recommends for funds transfers is available only if the Borrower communicates directly with the Lender or such Affiliate bank as applicable in accordance with said procedures. If the Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures or other security procedures of which the Borrower has received notice after the date hereof, the Lender or such Affiliate bank, as applicable, shall not be required to execute such instructions, but if the Lender or such Affiliate bank, as applicable, does so, the Borrower will be deemed to have refused the Security Procedures that the Lender or such Affiliate bank as applicable offers and strongly recommends, and the Borrower will be bound by any funds transfer, whether or not authorized,which is issued in the Borrower's name and accepted by the Lender or such Affiliate bank, as applicable, in Good Faith. The Lender or such Affiliate bank,as applicable, may modify Wire Transfer Procedures including, without limitation,the Security Procedures at such time or times and in such manner as the Lender or such Affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Lender's or such Affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Wire Transfer procedures including, without limitation, the Security Procedures, the Borrower agrees that the Security Procedures, as modified, are
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
likewise commercially reasonable. The Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto. Neither the Lender nor any Affiliate of the Lender is responsible for detecting any error in payment order sent by the Borrower to the Lender.

                    (b)The Lender or such Affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Lender or such Affiliate bank, as applicable, may use any means and routes that the Lender or such Affiliate bank, as applicable, in its sole and absolute discretion, may consider suitable for the transmission of funds under the circumstances. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or such Affiliate bank, as applicable, is a member of the system, clearinghouse or arrangement and the Borrower acknowledges that the Lender's or such Affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and agreements.

                          ARTICLE 3  THE COLLATERAL

     Section 3.1    Debt and Obligations Secured.

     All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens) below) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation,any and all Outstanding Letter of Credit Obligations, and (b) the performance,compliance with an observance by the Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

     Section 3.2    Grant of Liens.

     To secure payment and performance of all Obligations, the Borrower hereby grants to the Lender a continuing security interest in, a lien upon, and a right of setoff against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located: (a) Accounts; (b) Inventory; (c) the following property of the Borrower to the extent necessary to permit the Lender to foreclose and realize upon the Borrower's Accounts and Inventory:
General Intangibles (excluding,however, any license agreement pursuant to which the grant of a security interest in the Borrower's rights and interests in such license agreement would constitute an enforceable event of termination or event of default giving the other party an enforceable right to terminate such license agreement, unless such other party has given its consent or waived any such event of termination or event of default), Documents, Instruments and Chattel Paper; (d) all deposit accounts(general or special) of the Borrower maintained with any bank or financial institution; (e) all Depository Accounts and all cash deposited therein from time to time and other monies and property of the Borrower in the possession of or under the control of the Lender or any agent for the Lender; (f) all Records that at any time
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evidence or contain information relating to any of the property described in clauses (a) through (e) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (g) all products and proceeds of all or any of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

     Section 3.3    Collateral Disclosure List.

     On or prior to the Closing Date, the Borrower shall deliver to the Lender a list(the "Collateral Disclosure List") which shall contain such information with respect to the Borrower's business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of the Borrower, all in the form provided to the Borrower by the Lender. Without implying any limitation on any other provision of this Agreement, the Borrower shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be necessary to make the information contained in the Collateral Disclosure List complete and correct and at other times as may be requested by the Lender. Such updates shall be deemed to be included in the definition of "Collateral Disclosure List."

     Section 3.4    Personal Property.

     The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, inform and substance satisfactory to the Lender and its counsel, on all of the Borrower's Collateral, whether now owned or hereafter arising or acquired:

          3.4.1     Instruments and Chattel Paper, Promissory Notes, etc.

                    (a)On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens) above, the Borrower shall deliver to Lender all originals of all of the Collateral consisting of Instruments and Chattel Paper and Documents and, if the Lender so requires, shall execute and deliver a separate pledge, assignment and security agreement in form and content reasonably acceptable to the Lender, which pledge, assignment and security agreement shall assign, pledge and grant a Lien to the Lender, on all of such Collateral.

                    (b)In the event that the Borrower shall acquire after the Closing Date any Collateral consisting of Instruments and Chattel Paper or Documents, the Borrower shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) days of each acquisition.

                    (c)All Collateral consisting of securities, Instruments and Chattel Paper and Documents shall be delivered to the Lender endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers.

     Section 3.5    Record Searches.

     As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrower pursuant to this Section, the Lender
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
shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrower and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens, to the extent permitted under Section 3.4 (Personal Property.), or to such other matters as the Lender may approve.


     Section 3.6    Costs.

     The Borrower agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all reasonable costs, fees and expenses incurred by the Lender in connection with the taking, perfection,preservation, protection and/or release of a Lien on the Collateral, including,without limitation:

                    (a)reasonable fees and expenses incurred by the Lender in preparing, reviewing,negotiating and finalizing the Financing Documents from time to time (including,without limitation, reasonable attorneys" fees incurred in connection with preparing, reviewing, negotiating, and finalizing any of the Financing Documents,including, any amendments and supplements thereto);

                    (b)all filing and/or recording taxes or fees;

                    (c)all title insurance premiums and costs;

                    (d)all costs of Lien and record searches;

                    (e)reasonable attorneys" fees in connection with all legal opinions required;

                    (f)appraisal and/or survey costs; and

                    (g)all related costs, fees and expenses.

     Section 3.7    Release.

     Upon the payment and performance of all Obligations of the Borrower and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of all of the Commitments, all Letters of Credit, and all Outstanding Letter of Credit Obligations, upon the Borrower's request and at the Borrower's sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation(whether or not conditional) of the Lender to readvance amounts which would be secured thereby and/or no commitment or obligation of the Lender to issue any Letter of Credit or return or restore any payment of any Current Letter of Credit Obligations.

     Section 3.8    Inconsistent Provisions.

     In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

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
                  ARTICLE 4  REPRESENTATIONS AND WARRANTIES

     Section 4.1    Representations and Warranties.

     The Borrower represents and warrants to the Lender, as follows:

          4.1.1     Subsidiaries.

                    The Borrower has the Subsidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List,which correctly indicates the nature and amount of the Borrower's ownership interests therein.

          4.1.2     Good Standing.

                    Each of the Borrower and its Subsidiaries, if any, (a) is a corporation, duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (b) has the legal power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

          4.1.3     Power and Authority.

                    The Borrower has full legal power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party, to make the borrowings and to request Letters of Credit under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action on the part of the Borrower. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval,filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents, the performance by the Borrower of the Obligations, except for consents, approvals,filings, registrations and notices that shall be received, given or accomplished on or before the Closing Date and except for filings necessary for perfection of Liens in favor of the Lender.

          4.1.4     Binding Agreements.

                    This Agreement and the other Financing Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy,insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

          4.1.5     No Conflicts.

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
                    Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by
(a) the Borrower's charter or bylaws,(b) any other existing mortgage, indenture, material contract or material agreement binding on the Borrower or affecting its property, or (c) any Laws, the conflict or violation of which could reasonably be expected to have a Material Adverse Effect.

          4.1.6     No Defaults, Violations.

                    (a)No Default or Event of Default has occurred and is continuing.

                    (b)Except as disclosed on Schedule 4.1.6(b), the Borrower is not in default under or with respect to any obligations under the Indenture.

                    (c)Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect (other than the defaults under the Indenture, as further described on Schedule 4.1.6(b)), which default could reasonably be expected to have a Material Adverse Effect.

          4.1.7     Compliance with Laws.

                    Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting Borrower or any of its Subsidiaries or any of its or their respective properties, the violation of which, considered in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          4.1.8     Margin Stock.

                    None of the proceeds of the Loans will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulation U (12CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

          4.1.9     Investment Company Act; Margin Securities.

                    Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it,directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said

Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

          4.1.10    Litigation.

                    There are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, as determined by the Lender in Good Faith, could reasonably be expected to have a Material Adverse Effect.

          4.1.11    Financial Condition of Borrower.

                    (a)The interim financial statements delivered to the Lender by the Borrower under Section 6.1.1(c) (Financial Statements) of this Agreement from time to time, are in all material respects complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the dates and for the periods referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (subject to normal year-end adjustments and the absence of footnotes). There are no material liabilities,direct or indirect, fixed or contingent, of the Borrower or any of its Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto to the extent required by GAAP. There has been no material adverse change in the financial condition or operations of the Borrower and its Subsidiaries since the Closing Date and to the best of the Borrower's knowledge (after due inquiry) no such material adverse change is pending or threatened. Neither the Borrower nor any of its Subsidiaries has guaranteed the obligations of, or made any investment in or advances to, any Person, except as reflected in such financial statements.

                    (b)The audited annual financial statements of the Borrower delivered to the Lender by the Borrower under Section 6.1.1(a) (Financial Statements) of this Agreement from time to time, are in all material respects complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower or its Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto to the extent required by GAAP. Neither Borrower nor any of its Subsidiaries has guaranteed the obligations of, or made any investment in or advances to, any Person, except as reflected in such financial statements.

          4.1.12    Proforma Financial Statements.

                    On or before the Closing Date, the Borrower has furnished to the Lender a proforma consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1998 (the "Proforma Balance Sheet"), together with proforma financial projections for the two (2) year period subsequent to the Closing Date(the "Proforma Financial Projections"). The Proforma Balance Sheet is correct and complete in all material respects, and fairly presents in
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
all material respects the proforma consolidated financial condition of the Borrower and its Subsidiaries. The Proforma Financial Projections represent the Borrower's good faith estimate of the future operations of the Borrower as of the date thereof and are based on reasonable assumptions. The Proforma Financial Projections are not a guaranty of future performance.

          4.1.13    Full Disclosure.

                    The financial statements referred to in Section 4.1.11 (Financial Condition of Borrower) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which constitutes or could reasonably be expected to have a Material Adverse Effect.

          4.1.14    Solvency.

                    In each case after giving effect to the Indebtedness for Borrowed Money represented by the Obligations outstanding and/or to be incurred and the transactions contemplated by this Agreement, the Borrower is solvent, having assets of a fair salable value which exceed the amount required to pay its debts as they become absolute and matured (including contingent, subordinated,unmatured and unliquidated Liabilities), and the Borrower is able to and anticipates that it will be able to meet its debts as they mature and have adequate capital to conduct the business in which it is or proposes to be engaged.

          4.1.15    Indebtedness for Borrowed Money.

                    Except for the Obligations, and except as set forth in
Schedule 4.1.15 attached hereto and made a part of this Agreement, the Borrower has no Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 4.1.15,together with any and all subordination agreements, other agreements, documents,or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

          4.1.16    Taxes.

                    The Borrower and its Subsidiaries have filed all returns, reports and forms for Taxes which, to the knowledge of the Borrower, are required to have been filed,and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition of Borrower) above, and are now, adequately provided for on the books of the Borrower and its Subsidiaries, as appropriate. Except to the extent being contested diligently and in good faith in accordance with the
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
provisions of this Agreement, no tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes that has not been paid or provided for.

          4.1.17    ERISA.

                    With respect to any "pension plan" as defined in Section 3(2) of ERISA, which plan is now or in the two years previous to the Closing Date has been maintained or contributed to by the Borrower and/or to the Borrower's knowledge by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code 412 or ERISA 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred which could reasonably be expected to have a Material Adverse Effect; (c) no termination of any plan subject to Title IV of ERISA has occurred which could reasonably be expected to have a Material Adverse Effect; (d) neither the Borrower nor, to the Borrower's knowledge, any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA 4203 from any Multiemployer Plan; (e) neither the Borrower nor, to the Borrower's knowledge,any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA 4205 with respect to any Multiemployer Plan; and (f) no Multiemployer Plan to which the Borrower or, to the Borrower's knowledge, any commonly controlled entity has an obligation to contribute is in "reorganization"within the meaning of ERISA 4241, nor has notice been received by the Borrower or any commonly controlled entity that such a Multiemployer Plan will be placed in "reorganization".

          4.1.18    Title to Properties.

                    The Borrower has good and marketable title to or good leasehold interest in all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the Pro Forma Balance Sheet and the balance sheets described in Section 4.1.11 (Financial Condition of Borrower) above,subject to Permitted Liens.

          4.1.19    Patents, Trademarks, Etc.

                    The Borrower and each of its Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own their respective properties and to conduct their respective businesses as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements furnished from time to time and described in Section 4.1.11 (Financial Condition of Borrower) above to the extent required by GAAP.

          4.1.20    Employee Relations.

                    Except as disclosed on Schedule 4.1.20 attached hereto and made a part of this Agreement, (a) neither the Borrower nor any Subsidiary thereof nor any of the Borrower's or its Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and to the Borrower's knowledge no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Subsidiary,(c) there are no strikes,
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
slowdowns, work stoppages or controversies pending or,to the best knowledge of the Borrower, threatened between the Borrower or any Subsidiary and its employees, and (d) neither the Borrower nor any Subsidiary is subject to an employment contract, severance agreement, commission contract(other than contracts with sales representatives), consulting agreement or bonus agreement. Hours worked and payments made to the employees of the Borrower have not been in violation of the Fair Labor Standards Act, any other applicable Law dealing with such matters. All payments due from the Borrower or any of its Subsidiaries or for which any claim may be made against the Borrower or a Subsidiary, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books in accordance with applicable Laws. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents,will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party or by which it is bound.

          4.1.21 Presence of Hazardous Materials or Hazardous Materials Contamination.

                    To the best of the Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower or any of its Subsidiaries in the ordinary course of its business and stored, used, managed after use and disposed of incompliance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries has, or is claimed to have, responsibility has ever been used as a manufacturing or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

          4.1.22    Perfection and Priority of Collateral.

                    The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

          4.1.23    Places of Business and Location of Collateral.

                    The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of the Borrower, (b) any and each other place of business of the Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing,where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which the Borrower maintains a place of business as identified on the Collateral Disclosure List.

          4.1.24    Business Names and Addresses.

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
                    Except as set forth in Collateral Disclosure List as in effect on the Closing Date, in the five (5) years preceding the date hereof, the Borrower has not changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

          4.1.25    Inventory.

                    As of the Closing Date, except to the extent from time to time disclosed in Borrowing Base Reports provided to the Lender, the Inventory of the Borrower is(a) of good and merchantable quality, free from defects, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on the Collateral Disclosure List. No goods offered for sale by the Borrower are consigned to or held on sale or return terms by the Borrower. All Inventory manufactured or produced by the Borrower or any Subsidiary has been and continues to be manufactured and produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor.

          4.1.26    Accounts.

                    With respect to all of Borrower's Accounts, (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, any Instruments and Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b)they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the Borrower's books and records,with respect thereto are actually and absolutely owing to the Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrower; (e) to the best of the Borrower's knowledge (after due inquiry), all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

          4.1.27    Compliance with Eligibility Standards.

                    Each Account of the Borrower and all Inventory included in the calculation of the Borrowing Base does, as of the time of the most recent Borrowing Base Report,meet and comply with all of the standards for Eligible Receivables and Eligible Inventory. With respect to all Eligible Receivables set forth in the most recent Borrowing Base Report (a) there are no facts, events or occurrences known to the Borrower which in any way materially impair the validity, collectability or enforceability thereof or tend to reduce the amount payable thereunder; and (b)there are no proceedings or actions known to the Borrower which are threatened or pending against any Account Debtor which could reasonably be expected to result in any material adverse change in the Borrowing Base.

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
          4.1.28    Year 2000 Compliance.

                    The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries" business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the"Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers, vendors and customers) maybe unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and(iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries" business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant").

     Section 4.2    Survival; Updates of Representations and Warranties.

     All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of,each advance under the Loans or the issuance of each Letter of Credit.

                       ARTICLE 5  CONDITIONS PRECEDENT

     Section 5.1    Conditions to the Initial Advance and Initial Letter of
Credit.

     Except as set forth in the Post Closing Agreement, the making of the initial advance under the Revolving Loans and the issuance of any initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

          5.1.1     Organizational Documents.

                    The Lender shall have received from the Borrower:

                    (a)a certificate of good standing/legal existence certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation/formation of the Borrower;

                    (b)a certificate of qualification to do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower's business requires such qualification, except for those states where the failure to so qualify could not reasonably be expected to have Material Adverse Effect;

                    (c)certificates dated as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower with respect to:

                         (i)true and complete copies of the Borrower's
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
corporate charter and bylaws, and all amendments thereto;

                         (ii)true and complete copies of the resolutions of
its Board of Directors authorizing (i) the execution, delivery and performance of the Financing Documents to which it is a party, (ii) the borrowings by the Borrower hereunder,and

                         (iii) the granting of the Liens contemplated by this
Agreement and the Financing Documents to which it is a party; and(iii)the incumbency, authority and signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which it is a party.

          5.1.2     Opinion of Borrower's Counsel.

                    The Lender shall have received (i) the favorable opinion of counsel for the Borrower (ii) the favorable opinion of Borrower's Pennsylvania local counsel,(iii) the favorable opinion of Borrower's Illinois local counsel and (iv) the favorable opinion of Borrower's Ohio local counsel, each addressed to the Lender in form satisfactory to the Lender and its counsel.

          5.1.3     Consents, Licenses, Approvals, Etc.

                    The Lender shall have received copies of all consents, licenses and approvals,required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and such consents, licenses and approvals shall be in full force and effect.

          5.1.4     Notes.

                    The Lender shall have received the Revolving Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested, if required, by a duly authorized representative of the Borrower.

          5.1.5     Financing Documents and Collateral.

                    The Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered any Collateral consisting of original Chattel Paper, Instruments, Securities, opinions, title insurance, and other documents contemplated by ARTICLE 3 hereof.

          5.1.6     Other Financing Documents.

                    In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

          5.1.7     Other Documents, Etc.

                    The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.
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
          5.1.8     Payment of Fees.

                    The Lender shall have received payment of any Fees due on or before the Closing Date.

          5.1.9     Collateral Disclosure List.

                    The Borrower shall have delivered the Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) hereof duly executed by a Responsible Officer of the Borrower.

          5.1.10    Recordings and Filings.

                    The Borrower shall have: (a) executed and delivered all Financing Documents(including, without limitation, UCC-1 and UCC-3 statements) required to be filed,registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral in form and in sufficient number for filing, registration,and recording in each office in each jurisdiction in which such filings,registrations and recordations are required, and (b) delivered such evidence as the Lender may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings,registrations and recordings will be or have been paid in full.

          5.1.11    Insurance Certificate.

                    The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) of this Agreement.

          5.1.12    Landlord's Waivers.

                    The Lender shall have received a landlord's waiver from each landlord of each and every business premise leased by the Borrower and on which any of the Collateral is or may hereafter be located, which landlords" waivers must be substantially in the form attached hereto as Exhibit "E-1" and otherwise acceptable to the Lender and its counsel.

          5.1.13    Bailee Acknowledgments.

                    The Lender shall have received an agreement acknowledging the Liens of the Lender from each bailee, warehouseman, consignee or similar third party which has possession of any of the Collateral, which agreements must be substantially in the form attached hereto as Exhibit "E-2" and otherwise acceptable to the Lender and its counsel.

          5.1.14    Field Examination; Appraisal.

                    Lender shall have completed a field examination of the Borrower's business,operations and income, the results of which field examination shall be in all respects acceptable to the Lender in its sole and absolute discretion and shall include reference discussions with key customers and vendors.

          5.1.15    Proforma Balance Sheet and Projections.

                    The Lender shall have received and approved the Borrower's
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
Proforma Balance Sheet and Proforma Financial Projections, which Proforma Balance Sheet and Proforma Financial Projections must be in form and content acceptable to the Lender.

          5.1.16    Material Adverse Change.

                    No material adverse change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower since June 30, 1998.

          5.1.17    Collateral Account, Lockbox, etc.

                    The Borrower shall have established a Collateral Account, Lockbox, controlled disbursement account and all other accounts required under this Agreement.

          5.1.18    Minimum Required Availability at Closing.

                    On the Closing Date, the aggregate outstanding principal amount of the Revolving Loan and the current stated amount of the Letters of Credit shall not exceed an amount equal to (i) the least of (A) the Borrowing Base, (B) the Indenture Maximum Amount, or (C) the Revolving Credit Committed Amount, minus (ii) Two Million Dollars ($2,000,000), minus (iii) the Reserve Amount, such amount to be determined after application of the Permitted Uses of the Revolving Loan required to be made on the Closing Date, the amount of the costs relating to the closing of this Agreement (including, without limitation, applicable Fees, recording costs, recording taxes, and the fees and expenses of the Borrower's and the Lender's professionals).


          5.1.19    Indenture Maximum Amount.

                    The Lender shall have received evidence satisfactory to the Lender, in its sole discretion, (a) that the initial advance on the Revolving Loan will not exceed the Indenture Maximum Amount, and (b) that the Loans contemplated hereby will not violate the provisions of the Indenture.

          5.1.20    Year 2000 Plan.

                    Lender shall have completed a review of Borrower's plan to become Year 2000 Compliant, the results of which review shall be in all respects acceptable to the Lender in its sole and absolute discretion.

          5.1.21    Completion of Schedules.

                    The Lender shall have received and approved all Schedules to this Agreement fully completed.

     Section 5.2    Conditions to all Extensions of Credit.

     The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

          5.2.1     Borrowing Base; Other Conditions.

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
                    The Borrower shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report) of this Agreement, there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrower shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be reasonably requested by the Lender and the Borrower shall have complied with the other terms and conditions for advances and Letters of Credit contained in ARTICLE 2.

          5.2.2     Default.

                    There shall exist no Event of Default or Default hereunder, and none shall arise immediately before or immediately after the making of the advance or issuance of the Letter of Credit requested.

          5.2.3     Representations and Warranties.

                    The representations and warranties of the Borrower contained among the provisions of this Agreement or in any report, statement, schedule, certificate, financial statement or other document furnished in connection with this Agreement or any of the other Financing Documents shall be true and with the same effect as though such representations and warranties had been made at the time of the making of,and of the request for, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 (Financial Condition of Borrower) shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements) of this Agreement and except to the extent such representations were made only as of a specific date.

          5.2.4     Legal Matters.

                    All legal documents incident to each advance under the Loans and the issuance of each Letter of Credit shall be satisfactory to counsel for the Lender.

          5.2.5     Adverse Change.

                    No change shall have occurred in the condition (financial or otherwise),operations or business of the Borrower and its Subsidiaries since the Closing Date which could reasonably be expected to constitute a Material Adverse Effect.

                     ARTICLE 6  COVENANTS OF THE BORROWER

     Section 6.1    Affirmative Covenants.

     So long as any of the Obligations (or any of the Commitments therefor) shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

          6.1.1     Financial Statements.

                    (a)Annual Statements and Certificates. the Borrower shall furnish to the Lender as soon as available, but in no event more than ninety
(90) days after the close of each fiscal year of the Borrower, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender
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
relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and audited by independent certified public accountants of nationally recognized standing, which financial statement shall include a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statement of income, and consolidated statements of cash flows and changes in shareholders equity of the Borrower and its Subsidiaries for such fiscal year, (ii) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and an unaudited consolidating statement of income for such fiscal year, and (iii) a Compliance Certificate, in substantially the form attached to this Agreement as Exhibit "D", containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth any schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender and (iii) a management letter in the form prepared by the Borrower's independent certified public accountants.

                    (b)Annual Opinion of Accountant. the Borrower shall furnish to the Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of each fiscal year of the Borrower, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower and its Subsidiaries stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder relating to financial and accounting matters, and, if so, stating the facts with respect thereto.

                    (c)Monthly Statements and Certificates. the Borrower shall furnish to the Lender as soon as available, but in no event more than thirty
(30) days after the close of each fiscal month of the Borrower, consolidated and consolidating balance sheets and income statements of the Borrower and its Subsidiaries as of the close of and for such period, consolidated cash flows and changes in shareholders equity statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as Exhibit "D", containing a detailed computation of each financial covenant in this Agreement which is applicable for each month which is the end of a fiscal quarter of the Borrower and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder,and, if so, stating the facts with respect thereto.

                    (d)Monthly Reports. The Borrower shall furnish to the Lender within twenty (20)days after the end of each fiscal month a report containing the following information:

                         (i)a detailed aging schedule of all Receivables by
Account Debtor, in such detail, and accompanied by such supporting information, as the Lender may from time to time request;

                         (ii)a detailed aging of all accounts payable by
supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time request;

                         (iii)a listing of all Inventory by component,
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
category and location, in such detail, and accompanied by such supporting information as the Lender may from time to time request; and

                         (iv)such other information as the Lender may
reasonably request.

                    (e)Annual Budget and Projections. The Borrower shall furnish to the Lender as soon as available, but in no event later than the thirtieth (30th) day after the end of each fiscal year:

                         (i)a consolidated budget and pro forma financial
statements (including balance sheets, cash flow statements and income statements) on a month-to-month basis for the following fiscal year, and

                         (ii)one (1) year projections.

                    (f)Additional Reports and Information. The Borrower shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

          6.1.2     Reports to SEC and to Stockholders.

                    The Borrower shall furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders of the type customarily sent to shareholders of a public corporation, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

          6.1.3     Recordkeeping, Rights of Inspection, Field Examination,
Etc.

                    (a)The Borrower shall, and shall cause each of its Domestic Subsidiaries to,maintain (i) a standard system of accounting in accordance with GAAP, and(ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                    (b)The Borrower shall, and shall cause each of its Domestic Subsidiaries to,permit authorized representatives of the Lender to visit and inspect the properties of the Borrower and such Domestic Subsidiaries, to review, audit,check and inspect the Collateral at any time with or without notice (subject to the provisions set forth below), to review, audit, check and inspect the Borrower's other books of record at any time with or without notice (subject to the provisions set forth below), and to make abstracts and photocopies thereof,and to discuss the affairs, finances and accounts of the Borrower and its Domestic Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and its Domestic Subsidiaries and the irrespective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request. The Lender shall give reasonable notice of visits and inspections; provided however, that the Borrower acknowledges and agrees that (i) no notice need be given if there exists an Event of Default or a Default or if information provided by or at the direction of the Borrower regarding the Collateral or the Borrower's financial condition has been intentionally misstated; and (ii) the Borrower shall not prevent any visit or inspection if the Lender or a representative thereof advises(which advice may
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
be oral) the Borrower that no notice is required because the inspection is being made pursuant to Section 6.1.3(b) of this Agreement. For the purpose of the foregoing, the Lender shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's owned or leased property.

                    (c)The Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by the Borrower and/or any of its Subsidiaries at any time prior to the repayment in full of the Obligations to discuss freely with the Lender any information they may have concerning the financial status and business operations of the Borrower and/or any Subsidiaries and to exhibit and deliver to the Lender copies of the financial statements, trial balances, management letters, or other accounting records of any nature of the Borrower and/or any of its Subsidiaries in the accountant's or auditor's possession, provided that the Borrower shall have the right to participate in any meetings between the Lender and the Borrower's accountants or auditors. Further, the Borrower hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to the Borrower and/or any of its Subsidiaries,whether made by the Borrower or otherwise.

                    (d)Any and all reasonable out-of-pocket costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing(including, but not limited to, those costs and expenses of the Lender's agents,representatives, attorneys and accounting firms) shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all reasonable out-of-pocket costs and expenses of the Lender's employees in, and when, traveling to the Borrower's facilities.

          6.1.4     Legal Existence.

                    The Borrower shall maintain, and cause each of its Domestic Subsidiaries to maintain, its legal existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction could reasonably be expected to have a Material Adverse Effect.

          6.1.5     Compliance with Laws.

                    The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities,the noncompliance with or the nonobservance of which could reasonably be expected to have a Material Adverse Effect.

          6.1.6     Preservation of Properties.

                    The Borrower will, and will cause each of its Domestic Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance,replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises,
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
leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the continuance of its business.

          6.1.7     Line of Business.

                    The Borrower will continue to engage substantially only in the business of manufacturing and marketing fabricated and machined industrial parts and products and business reasonably related thereto. 6.1.8 Insurance.The Borrower will, and will cause each of its Domestic Subsidiaries to, at all times maintain with "A" or better rated insurance companies (as rated by Best to the extent such rating system is in effect) such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. In the event an insurance company's rating at any time falls below "A", the Borrower will replace the insurance company at the next policy renewal date or within thirty
(30) days after such rating falls below"A", whichever is later. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Domestic Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from time to time based on the foregoing standard. The Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect, stating the names of the insurance companies,the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby, together with certificates of insurance naming the Lender as certificate holder, additional insured,mortgagee and loss payee. Within thirty (30) days after notice in writing from the Lender, the Borrower shall obtain such additional insurance as the Lender may reasonably request to comply with the provisions of this
Section 6.1.8.

          6.1.9     Taxes.

                    Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings and the Borrower has maintained adequate reserves with respect thereto in accordance with GAAP, the Borrower will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require proof reasonably satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

          6.1.10    ERISA.

                    The Borrower will, and will cause each of its Domestic
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
Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrower will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which could reasonably be expected to result in a Material Adverse Effect, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any liability of the Borrower and/or any of its Subsidiaries and Affiliates to the PBGC, which could reasonably be expected to result in a Material Adverse Effect. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

          6.1.11    Notification of Events of Default and Adverse
Developments.

                    The Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                    (a)any Event of Default;

                    (b)any Default;

                    (c)any litigation instituted or threatened against the Borrower or any of its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any Subsidiary exceed Two Hundred Fifty Thousand Dollars ($250,000) and are not covered by insurance;

                    (d)any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or any Subsidiary;

                    (e)any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against the Borrower or any Subsidiary which, if adversely decided, could reasonably be expected to have a Material Adverse Effect;

                    (f)the receipt by the Borrower or any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply in any material respect with any applicable Laws regulating its operation and business,including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act, which could reasonably be expected to have a Material Adverse Effect; and

                    (g)any other development in the business or affairs of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; in each case describing in detail reasonably satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.

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
          6.1.12    Hazardous Materials; Contamination.

                    The Borrower agrees to:

                    (a)give notice to the Lender immediately upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of the Borrower's line of business described in Section 6.1.7 above), with a full description thereof;

                    (b)promptly comply in all material respects with any Laws requiring the removal,treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and, if requested by the Lender, provide the Lender with satisfactory evidence of such compliance;

                    (c)provide the Lender, within ten (10) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and

                    (d)as part of the Obligations, defend, indemnify and hold harmless the Lender and each of its Lenders, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned,operated or controlled by the Borrower for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

          6.1.13    Disclosure of Significant Transactions.

                    The Borrower shall deliver to the Lender a written notice describing in reasonable detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds Two Hundred Fifty Thousand Dollars ($250,000),said notices to be delivered to the Lender within ten (10) days of the occurrence of each such transaction.

          6.1.14    Financial Covenants.

                    (a)Fixed Charge Coverage Ratio. The Borrower and its Domestic Subsidiaries will maintain on a consolidated basis, tested as of the last day of each of the Borrower's fiscal quarters, for the four (4) quarter period ending on that date,a Fixed Charge Coverage Ratio of not less than (i) for each four (4) quarter period ending on December 31, 1998, March 31, 1999, June 30, 1999, and September 30, 1999, 1.20 to 1.0, and (ii) thereafter, 1.25 to 1.0.

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
                    (b)Indebtedness for Borrowed Money to Cash Flow. The Borrower and its Domestic Subsidiaries will maintain on a consolidated basis, tested as the last day of each of the Borrower" fiscal quarters, for the four
(4) quarter period ending on such date, a ratio of (i) Indebtedness for Borrowed Money to (ii) EBITDA minus gains (and plus losses) on the sale of investments and Domestic Subsidiaries, of not greater than (A) for each four
(4) quarter period ending after the Closing Date in 1998 or 1999, 5.0 to 1.0,
(B) for each four (4) quarter period ending in 2000, 4.0 to 1.0, and (C) for each four (4) quarter period thereafter, 3.0 to 1.0.

          6.1.15    Collection of Receivables.

                    Until the Lender shall have notified the Borrower of the revocation of such privilege following the occurrence of an Event of Default and subject to the terms and provisions of Section 2.1.8 hereof, the Borrower and its Subsidiaries shall at their own expense have the privilege for the account of, and in trust for, the Lender of collecting their Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables, as the Borrower and each of the Subsidiaries may deem advisable; and(c) the granting, in the ordinary course of business, to any Account Debtors rebates, refunds or adjustments, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at anytime or from time to time following the occurrence and during the continuance of an Event of Default revoke the collection privilege given in this Agreement to the Borrower and each of the Subsidiaries by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrower. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral.

          6.1.16    Assignments of Receivables.

                    The Borrower will following the occurrence and during the continuance of an Event of Default, upon request, execute and deliver to the Lender written assignments,in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender, under this Agreement shall not be limited to in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrower agrees that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of the Borrower with respect to that which is assigned and the Borrower hereby agrees to indemnify the Lender and hold the Lender harmless from any and all claims,actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on the Borrower's rights, title and interest in, to, and under the Collateral.
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
          6.1.17    Government Accounts.

                    The Borrower will promptly notify the Lender if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority,and, as appropriate, execute any Instruments and take any steps reasonably required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

          6.1.18    Inventory.

                    With respect to the Inventory, the Borrower and its Domestic Subsidiaries will: (a) as soon as possible upon demand by the Lender from time to time, prepare and deliver to the Lender designations of Inventory specifying the Borrower's and Domestic Subsidiaries" cost of Inventory and such other matters and information relating to the Inventory as the Lender may reasonably request; (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrower's and Domestic Subsidiaries" cost therefor and the selling price thereof, all of which records shall be available to the officers, employees and agents of the Lender upon demand in accordance with the terms hereof for inspection and copying thereof; and (c) not store Inventory having an aggregate value (determined at the lesser of cost or market value) of any greater than Two Hundred Fifty Thousand Dollars ($250,000) at any one time with a bailee, warehouseman or similar Person without the Lender's prior written consent (unless such bailee, warehouseman or Person has executed and delivered a Bailee Waiver in favor of the Lender and/or such other instruments or documents as Lender may reasonably request), which consent shall not be unreasonably withheld and may be conditioned on prior to storage (i) the filing of appropriate financing statements in the jurisdiction in which such warehouse or other facility is located, (ii) delivery by the bailee, warehouseman or similar Person to the Lender of (A) warehouse receipts, in form acceptable to the Lender, in the name of the Lender evidencing the storage of Inventory and the interests of the Lender therein and (B) an acknowledgment of receipt of notice of the Liens of the Lender in the Borrower's Inventory, and (iii) other reasonable conditions.

          6.1.19    Defense of Title and Further Assurances.

                    At its expense, the Borrower will defend the title to the Collateral (and any part thereof), and will promptly execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Lender under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. The Borrower will from time to time do whatever the Lender may reasonably require by way of obtaining, executing, delivering, and/or filing financing statements, landlords" or mortgagees" waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrower shall pay to the Lender on demand all taxes, reasonable costs and expenses incurred by the Lender in connection with the preparation, execution,
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
recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrower are expected to become subject to the control of, or in the possession of, a party other than the Borrower or the Lender, the Borrower shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. The Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. The Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section 6.1.19, to the extent not taken by the Borrower as contemplated above. Lender agrees to notify Borrower of any actions taken by the Lender under this Section 6.1.19.

          6.1.20    Business Names; Locations.

                    The Borrower will notify and cause each of its Domestic Subsidiaries to notify the Lender (a) not less than thirty (30) days prior to
(i) any change in the name under which the Borrower or the applicable Domestic Subsidiary conducts its business, or (ii) any change of the location of the chief executive office of the Borrower or any Domestic Subsidiary, and (b) within ten (10) days after the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

          6.1.21    Subsequent Opinion of Counsel as to Recording
Requirements.

                    In the event that the Borrower or any Domestic Subsidiary shall transfer its chief executive office or the office where it keeps its records pertaining to the Collateral, upon the Lender's reasonable request, the Borrower will provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower and its Domestic Subsidiaries have complied to maintain the Lien and security interest in favor of the Lender, in the Collateral.

          6.1.22    Use of Premises and Equipment.

                    The Borrower agrees that until the Obligations are fully paid and all of the Commitments and the Letters of Credit have been terminated or have expired, the Lender (a) after the occurrence and during the continuance of an Event of Default, may use the Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) in connection with the Lender's right to inspect the Collateral and exercise rights and remedies during an Event of Default, shall have, and is hereby granted, aright of ingress and egress to the places where the Collateral is located, and may proceed over and through the Borrower's owned or leased property.

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
          6.1.23    Protection of Collateral.

                    The Borrower agrees that the Lender may at any time following the occurrence and during the continuance of an Event of Default take such steps as the Lender deems necessary to protect the interest of the Lender in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at the Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Lender in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. At any time following the occurrence and during the continuance of an Event of Default, the Borrower agrees to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may direct. All of the Lender's expenses of preserving the Collateral as contemplated under this
Section 6.1.23, including any expenses relating to the compensation and bonding of a custodian, shall part of the Enforcement Costs.

          6.1.24    Year 2000 Compliance.

                    The Borrower will promptly notify the Lender in the event the Borrower discovers or determines that any computer application (including those of its suppliers,vendors and customers) that is material to its or any of its Subsidiaries"business and operations will not be Year 2000 compliant.

          6.1.25    Retention of Investment Banking Firm.

                    The Borrower shall engage an investment banking firm acceptable to the Lender,in its reasonable discretion, by no later than November 30, 1998, to assist the Borrower in exploring strategies for ongoing compliance with the Indenture and the possible recapitalization of the Borrower.

     Section 6.2    Negative Covenants.

     So long as any of the Obligations or the Commitments or Letter of Credit therefor shall be outstanding hereunder, the Borrower agrees with the Lender that without the prior written consent of the Lender:

          6.2.1     Merger, Acquisition or Sale of Assets.

                    Neither the Borrower nor any of its Domestic Subsidiaries will (a) alter or amend its capital structure, (b) authorize any additional class of equity shares,(c) issue any stock or equity of any class, (d) enter into any merger or consolidation or amalgamation, (e) enter into any merger or consolidation or amalgamation, (f) windup or dissolve itself (or suffer any liquidation or dissolution), (g) acquire all or substantially all of the assets or any Person,or (h) make any Asset Disposition except for sales permitted by Section 6.2.8. Any consent of the Lender to the disposition of any assets not specifically permitted hereby may be conditioned on a specified use of the proceeds of disposition.

          6.2.2     Subsidiaries.

                    Neither the Borrower nor any of its Domestic Subsidiaries will create or acquire any Subsidiaries other than the Subsidiaries identified
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
on the Collateral Disclosure List on the Closing Date (if any).

          6.2.3     Purchase or Redemption of Securities, Dividend
Restrictions.

                    The Borrower will not (a) purchase, redeem or otherwise acquire any shares of its capital stock, warrants or other securities now or hereafter outstanding, declare or pay any dividends thereon, apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of,make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of,or warrants issued by, the Borrower, make any distribution to stockholders or set aside any funds for any such purpose; provided, however, that notwithstanding the foregoing, the Borrower may at any time after the consummation of a Permitted Indenture Refinancing, so long as no Default or Event of Default then exists or would thereupon occur, and so long as, both before and after giving effect thereto, Revolving Credit Availability would be equal to or greater than Three Million Dollars ($3,000,000), pay cash dividends on or redeem Preferred Stock of the Borrower, provided that amounts so paid shall not in the aggregate exceed,during any fiscal year, an amount equal to the lesser of (x) 50% of Borrower's Excess Cash Flow for such fiscal year and (y) $1,000,000, or (b) prepay, purchase or redeem any Indebtedness for Borrowed Money other than (i) the Obligations,(ii) required purchases, redemptions and retirements (other than with proceeds of the Loans) of the Senior Notes under the Indenture, and
(iii) the Permitted Indenture Refinancing.

          6.2.4     Indebtedness.

                    The Borrower will not create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Domestic Subsidiary to do so, except:

                    (a)the Obligations;

                    (b)Indebtedness for Borrowed Money secured by Permitted
Liens;

                    (c)Indebtedness of the Borrower existing on the date hereof and either reflected on the financial statements furnished pursuant to
Section 4.1.11 (Financial Condition of the Borrower) or set forth in Schedule
6.2.4 attached hereto and made a part hereof and extensions or renewals thereof, so long as the principal amount thereof is not increased;

                    (d)Subordinated Indebtedness;

                    (e)additional unsecured Indebtedness for Borrowed Money in the aggregate principal amount not to exceed at any time One Hundred Thousand Dollars($100,000); and

                    (f)Indebtedness for Borrowed Money outstanding under the Indenture and the Senior Notes issued thereunder, and the Permitted Indenture Refinancing.
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
          6.2.5     Investments, Loans and Other Transactions.

                    The Borrower will not, and will not permit any of its Domestic Subsidiaries to,(a) make, assume, acquire or continue to hold any investment in any property or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person, acquisition of all or substantially all the assets of any Person, or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Liabilities or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                         (i)any loan or advance to an officer or employee of
the Borrower or any Subsidiary in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

                         (ii)the endorsement of negotiable instruments for
deposit or collection or similar transactions in the ordinary course of business;

                         (iii)any investment in Cash Equivalents, which are
pledged to the Lender as collateral and security for the Obligations;

                         (iv)trade credit extended to customers in the
ordinary course of business;

                         (v)investments made after the Closing Date in
Subsidiaries existing on the Closing Date consisting of loans or capital contributions to such Subsidiaries in an aggregate amount not to exceed One Hundred Thousand Dollars $100,000;

                         (vi)to the extent permitted by the Indenture, other
investments in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000); and

                         (vii)those investments more particularly set forth on
Schedule 6.2.5 attached hereto and made a part hereof.

          6.2.6     Stock of Subsidiaries.

                    The Borrower will not sell or otherwise dispose of any shares of capital stock of any Domestic Subsidiary or permit any Domestic Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

          6.2.7     Liens.

                    The Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Domestic Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document (other than the Financing Documents) for confession of judgment, cognovit or other similar right or remedy,(c) will not allow or suffer to exist any Permitted Liens, except permitted purchase money Liens, to
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
be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements in connection therewith or the posting of any signs giving notice of consignments, and will not engage in the sale of goods belonging to others, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

          6.2.8     Disposition of Assets.

                    The Borrower will not sell, discount, allow credits or allowances, transfer,assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of its Assets (including without limitation the Collateral)other than in accordance with its credit collection policies, except, (a) prior to an Event of Default which is continuing and, thereafter until the Lender has notified (which notice may be limited to certain assets or categories of assets)the Borrower not to sell or make dispositions of Inventory or other assets,dispositions that are not Asset Dispositions, (b) the sale of unnecessary or obsolete Equipment, (c) the sale of the real property owned by the Klemp Division of the Borrower and located in Chicago, Illinois and Liberty, Missouri, and(d) the Services Agreement between the Auto-Lok division of the Borrower and Stanwich Acquisition Corp.

          6.2.9     Transactions with Affiliates.

                    Except as disclosed on Schedule 6.2.9 attached hereto and made a part hereof, and except as permitted by Section 6.2.14 (Compensation.), neither the Borrower nor any of its Subsidiaries will enter into or participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers,directors, partners, employees and other representatives of the Borrower and/or any Subsidiary and except for transactions in the ordinary course of business and upon fair and reasonable terms which are no less favorable than would be obtained in a comparable arms-length transaction with a Person who is not an Affiliate.

          6.2.10    Other Business.

                    Neither the Borrower nor any of its Subsidiaries will engage directly or indirectly in any business other than its line of business as of the Closing Date and those permitted under Section 6.1.7.

          6.2.11    ERISA Compliance.

                    Neither the Borrower nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any"accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d)terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan, which with respect to any of the events set forth in clauses (a) through (e) could reasonably be expected to cause a Material Adverse Effect.

          6.2.12    Prohibition on Hazardous Materials.

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
                    Neither the Borrower nor any of its Subsidiaries shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries is responsible other than Hazardous Materials placed or stored on such property in compliance with applicable Laws in the ordinary course of the Borrower's or any of its Subsidiaries business.

          6.2.13    Method of Accounting; Fiscal Year.

                    The Borrower agrees that:

                    (a)it shall not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 6.1.1 (Financial Statements) of this Agreement, unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements.

                    (b)it will not change its fiscal year from a year ending on December 31.

          6.2.14    Compensation.

                    Except as disclosed on Schedule 6.2.14 and as permitted by
Section 6.2.9, neither the Borrower nor any Subsidiary will pay any bonuses, fees, compensation,commissions, salaries, drawing accounts, or other payments (cash and non-cash),whether direct or indirect, to any stockholders or partners of the Borrower or any Subsidiary, or any Affiliate of the Borrower or any Subsidiary, other than reasonable compensation for actual services rendered by stockholders or partners in their capacity as officers or employees, and except for, (i) reasonable director's fees, (ii) reasonable and customary indemnifications of officers,directors, partners, employees and consultants, (iii) the reimbursement of reasonable travel and other out-of-pocket expenses reasonably incurred by the Borrower's directors in the performance of their duties, (iv) the reimbursement to Charles E. Bradley, Sr. of premiums and other expenses relating to the obtaining of the Guarantor Policy, and (v) the payment to Charles E. Bradley, Sr.of a guaranty fee in an amount not to exceed 5% per annum of the principal amount of the maximum liability of Charles E. Bradley, Sr. under the Guaranty Agreement;provided that no payment of any such guaranty fees shall be made by the Borrower(but such guaranty fees and interest thereon shall accrue) at any time prior to the consummation of the Permitted Indenture Refinancing, and, after the consummation of the Permitted Indenture Refinancing, such guaranty fees may be paid not more frequently than quarterly.

          6.2.15    Transfer of Collateral.

                    Neither the Borrower nor any of its Subsidiaries will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral unless the notice required by Section 6.1.20 has been given and the Liens of the Lender have been perfected by filing in that location.

          6.2.16    Sale and Leaseback.

                    Neither the Borrower nor any of its Domestic Subsidiaries
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
will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one (1) year thereafter rent or lease the assets so sold or transferred; provided, however, that the Borrower may enter into a sale/leaseback transaction with respect to the real property of its Klemp division located in Chicago, Illinois and the real property of its Klemp division located in Liberty, Missouri.

          6.2.17    Capital Expenditures.

                    Neither the Borrower nor any of its Domestic Subsidiaries will make, directly or indirectly, Capital Expenditures which in the aggregate (for the Borrower and all of its Domestic Subsidiaries) exceed (a)during the fiscal year of the Borrower ending December 31, 1999, Four Million Five Hundred Thousand Dollars($4,500,000), and (b) during any fiscal year of the Borrower thereafter, an amount equal to (i) Four Million Five Hundred Thousand Dollars ($4,500,000) plus(ii) Four Million Five Hundred Thousand Dollars, minus (iii) the lesser of(A) Four Million Five Hundred Thousand Dollars ($4,500,000) and (B) the amount of Capital Expenditures actually incurred in the immediately preceding fiscal year by the Borrower.

          6.2.18    Amendments to Indenture.

                    The Borrower shall not amend, supplement or otherwise modify the Indenture or the Refinanced Indenture to do any of the following:
(a) secure the obligations thereunder, (b) accelerate the dates for any principal or interest payments or redemptions or repurchases or mandatory offers to repurchase or redeem,(c) increase the rate of interest payable thereunder, or (d) amend or add any covenants or provisions the result of which is to make the Indenture more restrictive or adverse to Borrower or its Subsidiaries or the rights of the Lender under this Agreement and other Financing Documents than those in the Indenture on the Closing Date and, with respect to the Refinanced Indenture, the date it was issued (including in either case, without limitation, the ability to incur indebtedness and grant Liens to secure indebtedness, financial performance,and events of default).

                  ARTICLE 7  DEFAULT AND RIGHTS AND REMEDIES

     Section 7.1    Events of Default.

     The occurrence of any one or more of the following events shall constitute an"Event of Default" under the provisions of this Agreement:

          7.1.1     Failure to Pay.

                    The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.

          7.1.2     Breach of Representations and Warranties.

                    Any representation or warranty made by the Borrower or any of its Subsidiaries in this Agreement or in any report, statement, schedule, certificate, financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made or deemed made.

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
          7.1.3     Failure to Comply with Certain Covenants.

                    The failure of the Borrower to perform, observe or comply with any covenant,condition or agreement contained in Sections 6.1.1 (Financial Statements), 6.1.3(Recordkeeping, Rights of Inspection, Field Examination, Etc.), 6.1.8(Insurance), 6.1.14 (Financial Covenants), 6.1.16 (Assignment of Receivables),6.1.18 (Inventory) (other than clause (c) thereof), 6.1.19 (Defense of Title and Further Assurances), 6.1.20 (Business Names; Locations), 6.1.22 (Use of Premises and Equipment), 6.1.23 (Protection of Collateral), or Section 6.2 (Negative Covenants).

          7.1.4     Failure to Comply with Other Covenants.

                    The failure of the Borrower to perform, observe or comply with any covenant,condition or agreement contained in this Agreement other than those referred to in Sections 7.1.1, 7.1.2 or 7.1.3 above, which failure shall remain unremedied for a period of thirty (30) days after the Borrower discovers or should have discovered such failure.

          7.1.5     Default Under Other Financing Documents or Obligations.

                    A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

          7.1.6     Receiver; Bankruptcy.

                    The Borrower or any Domestic Subsidiary of the Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy,reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any material portion of its property, or suffer any such receivership, trusteeship or proceeding to exist, or (g) by any act indicates its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority or any agency thereof enjoining or otherwise prohibiting the operation of a material portion of the Borrower's or any of its Domestic Subsidiary's business or the use or disposition of a material portion of the Borrower's or any of its Domestic Subsidiary's assets.

          7.1.7     Involuntary Bankruptcy, etc.

                    (a) An order for relief shall be entered in any involuntary case brought against the Borrower or any Domestic Subsidiary of the Borrower under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Domestic Subsidiary of the Borrower and shall not be dismissed with sixty (60)days after the commencement thereof, or
(c) an order, judgment or decree under any other Law is entered by any court
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
of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any Domestic Subsidiary of the Borrower(i) adjudicating the Borrower or any Domestic Subsidiary of the Borrower bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or any Domestic Subsidiary of the Borrower, or of a material portion of such Borrower's, Domestic Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Domestic Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Domestic Subsidiary's assets.

          7.1.8     Judgment.

                    Unless adequately insured in the reasonable opinion of the Lender, the entry of a final judgment for the payment of money involving in the aggregate more than Two Hundred Fifty Thousand Dollars ($500,000) against the Borrower or any Domestic Subsidiary of the Borrower, and the failure by the Borrower or such Domestic Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

          7.1.9     Execution; Attachment.

                    Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

          7.1.10    Default Under Indenture.

                    Any Event of Default (as defined in the Indenture or the Refinanced Indenture)under the Indenture or the Senior Notes issued pursuant thereto, or, in the event of a Permitted Indenture Refinancing, the Refinanced Indenture shall have occurred and shall not have been waived or otherwise cured in accordance with the requirements of the Indenture or the Refinanced Indenture, as the case may be.

          7.1.11    Default Under Other Borrowings.

                    Default shall be made with respect to any Indebtedness for Borrowed Money of the Borrower or any Domestic Subsidiary of the Borrower (other than the Loans and the Indebtedness for Borrowed Money under the Indenture) in excess of One Million Dollars ($1,000,000) in the aggregate if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

          7.1.12    Challenge to Agreements.

                    The Borrower or any Subsidiary of the Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for

Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

          7.1.13    Material Adverse Change.

                    An event which has a Material Adverse Effect has occurred.

          7.1.14    Change in Control.

                    Any Change of Control shall occur.

          7.1.15    Liquidation, Termination, Dissolution, etc..

                    The Borrower shall liquidate, dissolve or terminate its existence without the prior written consent of the Lender.

          7.1.16    Criminal Proceedings.

                    There shall have been instituted against the Borrower any criminal proceedings for which forfeiture of any asset is a potential penalty.

          7.1.17    Guaranty Agreement; Collateral Assignment of Life
Insurance.

                    The Lender shall not have received, by the earlier to occur of (x) January 29,1999, or (y) the date that is 30 days after the date on which Lender notifies Borrower (which notification date shall not be earlier than November 20, 1998),that Borrower must provide the Guaranty Agreement and collateral contemplated by this Section 7.1.17 (Guaranty Agreement; Collateral Assignment of Life Insurance.), either:

                    (a)the Guaranty Agreement, together with (i) the Collateral Assignment of Life Insurance with respect to the Guarantor Policy (together with evidence satisfactory to the Lender, in its sole discretion, that the Guarantor Policy has been issued)and/or (ii) marketable securities, cash or Cash Equivalents satisfactory to the Lender pledged to the Lender pursuant to documentation that is satisfactory to the Lender, in its sole discretion, or

                    (b) (i) at least $5,000,000 in proceeds from the sale of the real property of the Borrower located at 1132 West Blackhawk Street, Chicago, Illinois for application to the Loans, or other funds sufficient in amount to allow the Borrower to eliminate the Special Availability Amount, as determined by the Lender, in its sole discretion, together with (ii) an executed amendment to this Agreement complying with Section 8.2 the effect of which is to reduce each of the Special Availability Amount and the Adjusted Special Availability Amount to zero without the opportunity to reborrow Special Availability Loans, but subject to re-borrowing in Lender's sole and absolute discretion.

          7.1.18    Required Availability.

                    The average daily Revolving Credit Availability fails, for any calendar month,to be greater than or equal to One Million Dollars ($1,000,000).

     Section 7.2    Remedies.

     Upon the occurrence and, thereafter, at any time during the continuance of any Event of Default, the Lender may, in the exercise of its sole and absolute discretion from time to time, exercise any one or more of the following rights,powers or remedies:

          7.2.1     Acceleration.

                    The Lender may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest,notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

          7.2.2     Further Advances.

                    The Lender may from time to time without notice to the Borrower suspend,terminate or limit any further advances, loans or other extensions of credit under the Commitment, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default specified in Sections 7.1.6 (Receiver; Bankruptcy) or 7.1.7 (Involuntary Bankruptcy, etc.) above, the Revolving Credit Commitment, the Letter of Credit Commitment and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

          7.2.3     Uniform Commercial Code.

                    The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it. At the Lender's direction, the Borrower shall cease to process, prepare for sale, sell or otherwise dispose of the Collateral.

     Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at their respective addresses set forth in
Section 8.1 of this Agreement, or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale,disposition or other action, shall constitute commercially reasonable notice to the Borrower. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws or not required by the specific terms of this Agreement.

     If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

     The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. The Lender may, therefore, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of Securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such Securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the Securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of Securities so sold.

          7.2.4     Specific Rights With Regard to Collateral.

                    In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrower, and Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender and/or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower:

                    (a)request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

                    (b)compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                    (c)make exchanges, substitutions or surrenders of all or any part of the Collateral;

                    (d)copy, transcribe, or remove from any place of business of the Borrower or any of its Subsidiaries all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrower's or any Subsidiary's place(s) of business as may be necessary to administer, control and collect the Collateral;

                    (e)repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                    (f)demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                    (g)institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                    (h)settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                    (i)endorse or sign the name of the Borrower upon any items of payment,certificates of title, instruments, securities, stock powers, documents,documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

                    (j)notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrower; and

                    (k)take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

          7.2.5     Application of Proceeds.

                    Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment first of any and all Enforcement Costs, and any balance of such proceeds will be applied to the Obligations in such order and manner as the Lender shall determine in its sole and absolute discretion. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall liable to the Lender for any deficiency.

          7.2.6     Performance by Lender.

                    If the Borrower shall fail to pay the Obligations or otherwise fail to perform,observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents,the Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender, or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Lender's Obligations.

          7.2.7     Other Remedies.

                    The Lender may from time to time proceed to protect or enforce the rights of the Lender by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any Affiliate of the Lender.

                           ARTICLE 8  MISCELLANEOUS

     Section 8.1    Notices.

     All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or three (3) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested,or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

          the Borrower:       Chatwins Group, Inc.
                              300 Weyman Plaza
                              Suite 340
                              Pittsburgh, Pennsylvania 15236
                              Attention:  Russell S. Carolus

          With copies to:     Richards & O'Neil, LLP
                              885 Third Avenue
                              New York, New York 10022-4802
                              Attention:  Ann F. Chamberlain

          Lender:             NationsBank, N.A.
                              NationsBank Business Credit
                              100 S. Charles Street
                              Mail Code:  MD4-325-04-15
                              4th Floor
                              Baltimore, MD 21201
                              Attention:   Alison Arbuthnot

          Copy to:            Calfee, Halter & Griswold LLP
                              1400 McDonald Investment Center
                              800 Superior Avenue
                              Cleveland, Ohio 44114
                              Attention:  Thomas A. Cicarella, Esq.

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

     Section 8.2    Amendments; Waivers.

     This Agreement and the other Financing Documents may not be amended, modified,or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws. Without implying any limitation on the foregoing:

                         (a)Any waiver or consent shall be effective only in
the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument;

                         (b)No waiver of any Default or Event of Default shall
extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto;

                         (c)No notice to or demand on the Borrower in any case
shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance;

                         (d)No failure or delay by the Lender to insist upon
the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times; and

                         (e)By accepting payment after the due date of any
amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

     Section 8.3    Cumulative Remedies.

     The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately,may be exercised from time to time and in such order as the Lender shall determine, subject to the provisions of this Agreement, and are in addition to,and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Lender may:

                         (a)proceed against the Borrower with or without
proceeding against any other Person (including, without limitation, any guarantor) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                         (b)proceed against the Borrower with or without
proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                         (c)without reducing or impairing the obligation of
the Borrower and without notice, release or compromise with any guarantor or other Person liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations under the Financing Documents or otherwise; and

                         (d)without reducing or impairing the obligations of
the Borrower and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii)approve the making of advances under the Revolving Loan under this Agreement,(iii) waive any provision of this Agreement or the other Financing Documents,(iv) exercise or fail to exercise rights of setoff or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

     Section 8.4    Severability.

     In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                         (a)the validity, legality and enforceability of the
remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                         (b)the obligation to be fulfilled shall be reduced to
the limit of such validity;

                         (c)if such provision or part thereof pertains to
repayment of the Obligations,then, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and

                         (d)if the affected provision or part thereof operates
or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

     Section 8.5    Assignments by Lender.

     The Lender may, without notice to or consent of the Borrower, sell, assign or transfer to or participate with any Person or Persons all or any portion of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In connection with the foregoing, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other

Financing Documents.

     Section 8.6    Successors and Assigns.

     This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns, except that the Borrower shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

     Section 8.7    Continuing Agreements.

     All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans, the issuance of Letters of Credit and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid.

     Section 8.8    Enforcement Costs.

     The Borrower agrees to pay to the Lender on demand all Enforcement Costs,together with interest thereon from the date of demand until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable on demand. Without implying any limitation on the foregoing, the Borrower agrees, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

     Section 8.9    Applicable Law; Jurisdiction.

          8.9.1     Applicable Law.

                    As a material inducement to the Lender to enter into this Agreement, the Borrower and the Lender acknowledge and agree that the Financing Documents, including,this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered,administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The parties acknowledge, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

          8.9.2     Jurisdiction.

                    THE BORROWER IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER

FINANCING DOCUMENTS. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER AND MAY BE ENFORCED IN ANY COURT IN WHICH THE BORROWER IS SUBJECT TO JURISDICTION, BY A SUIT UPON SUCH JUDGMENT, PROVIDED THAT SERVICE OF PROCESS IS EFFECTED UPON THE BORROWER IN ONE OF THE MANNERS SPECIFIED IN THIS SECTION OR AS OTHERWISE PERMITTED BY APPLICABLE LAWS.

          8.9.3    Consent to Service of Process.

                   The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 8.1 hereof. The Borrower irrevocably agrees that such service (i)shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

     Section 8.10   Duplicate Originals and Counterparts.

     This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     Section 8.11   Headings.

     The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 8.12   No Agency.

     Nothing herein contained shall be construed to constitute the Borrower as the agent of the Lender for any purpose whatsoever or to permit the Borrower to pledge any of the credit of the Lender. The Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof other than through the Lender's gross negligence or willful misconduct(as determined by a court of competent jurisdiction after exhaustion of all appeals). The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in anyway for the performance by the Borrower of any of the terms and conditions thereof.

     Section 8.13   Date of Payment.

     Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

     Section 8.14   Entire Agreement.

     This Agreement and the other Financing Documents are intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

     Section 8.15   Waiver of Trial by Jury.

     THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES,ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL.

     This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel,selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

     Section 8.16   Liability of the Lender.

     The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations or investigations or otherwise in perfecting, maintaining or protecting upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

     By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

     IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS:                              CHATWINS GROUP, INC.

--------------------------------      -----------------------------------
                                      Russell S. Carolus, Vice President

WITNESS:                              NATIONSBANK, N.A.

--------------------------------      -----------------------------------
                                      Robert T. McGuire, Senior Vice President


STATE OF OHIO
COUNTY OF CUYAHOGA  ss:

          The foregoing Financing and Security Agreement was acknowledged before me this 30th day of October, 1998, by Russell S. Carolus, the Vice President of Chatwins Group, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public